AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 21, 2024

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-10 and FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Form F-10

Brookfield Corporation

Brookfield Finance Inc.

Brookfield Finance II Inc.

(Exact name of each Registrant as specified in its charter)

Ontario	6512	Not Applicable
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number, if applicable)	(I.R.S. Employer Identification Number, if applicable)

Brookfield Place, Suite 100

181 Bay Street, P.O. Box 762

Toronto, Ontario, Canada, M5J 2T3

(416) 363-9491

(Address and telephone number of Registrants’ principal executive offices)

Form F-3

Brookfield Capital Finance LLC Brookfield Finance II LLC	Brookfield Finance (Australia) Pty Ltd	Brookfield Finance I (UK) plc
(Exact name of each Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)

Delaware	Australia	England and Wales
(State or other Jurisdiction of Incorporation or Organization)	(State or other Jurisdiction of Incorporation or Organization)	(State or other Jurisdiction of Incorporation or Organization)

Not Applicable	Not Applicable	Not Applicable
(I.R.S. Employer Identification Number, if applicable)	(I.R.S. Employer Identification Number, if applicable)	(I.R.S. Employer Identification Number, if applicable)

Brookfield Place 250 Vesey Street, 15th Floor New York, New York 10281-1023 (212) 417-7000	Brookfield Place Level 19, 10 Carrington Street Sydney, NSW 2000, Australia +61-2-9158-5100	Level 25, One Canada Square London, United Kingdom, E14 5AA +44-20-7659-3500
(Address and telephone number of Registrants’ principal executive offices)	(Address and telephone number of Registrant’s principal executive offices)	(Address and telephone number of Registrant’s principal executive offices)

Brookfield Asset Management LLC

Brookfield Place

250 Vesey Street, 15th Floor

New York, New York 10281-1023

(212) 417-7000

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Mile T. Kurta, Esq.

Christopher R. Bornhorst, Esq.

Torys LLP

1114 Avenue of the Americas, Fl. 23

New York, New York 10036

(212) 880-6000

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement.

Form F-10

Province of Ontario, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒	At some future date (check appropriate box below).

1.	☐	Pursuant to Rule 467(b) on at (designate a time not sooner than seven calendar days after filing).

2.	☐	Pursuant to Rule 467(b) on at (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on .

3.	☐	Pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☒	After the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

Form F-3

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrants hereby amend the Registration Statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

Base Shelf Prospectus

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.

A copy of this preliminary short form base shelf prospectus has been filed with the securities regulatory authorities in each of the provinces of Canada but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form base shelf prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form prospectus is obtained from the securities regulatory authorities.

This short form base shelf prospectus has been filed under legislation in each of the provinces of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except where an exemption from such delivery requirements is available.

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission, and the prospectus contained herein is not complete and may be changed. These securities may not be offered or sold prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell in any U.S. state where the offer or sale is not permitted.

This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the office of the Corporate Secretary of the Company at Brookfield Place, Suite 100, 181 Bay Street, Toronto, Ontario, Canada, M5J 2T3, Telephone: (416) 363-9491, and are also available electronically on SEDAR+ at www.sedarplus.ca.

New Issue and/or Secondary Offering	May 21, 2024

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

US$3,500,000,000

BROOKFIELD

CORPORATION

Debt Securities

Class A Preference Shares

Class A Limited Voting Shares

BROOKFIELD FINANCE INC. Debt Securities	BROOKFIELD FINANCE II INC. Debt Securities	BROOKFIELD CAPITAL FINANCE LLC Debt Securities

BROOKFIELD FINANCE II LLC	BROOKFIELD FINANCE (AUSTRALIA) PTY LTD	BROOKFIELD FINANCE I (UK) PLC

Preferred Shares (representing limited liability company interests)	Debt Securities	Debt Securities

During the 25-month period that this short form base shelf prospectus, including any amendments hereto (this “Prospectus”), remains effective, (i) each of Brookfield Corporation (the “Company” or “BN”), Brookfield Finance Inc. (“BFI”), Brookfield Capital Finance LLC (the “US LLC Issuer”), Brookfield Finance II Inc. (“BFI II”), Brookfield Finance (Australia) Pty Ltd (the “AUS Issuer”) and Brookfield Finance I (UK) PLC (the “UK Issuer” and, together with BFI, the US LLC Issuer, BFI II and the AUS Issuer, the “Finance Debt Issuers”) may from time to time offer and issue senior or subordinated, as applicable, unsecured debt securities (the “BN Debt Securities”, “BFI Debt Securities”, “US LLC Debt Securities”, “BFI II Debt Securities”, “AUS Issuer Debt Securities” and “UK Issuer Debt Securities” respectively, and collectively the “Debt Securities”), (ii) the Company may from time to time offer and issue Class A Preference Shares (the “BN Preference Shares”) and Class A Limited Voting Shares (the “Class A Shares”) and (iii) Brookfield Finance II LLC (the “US Pref Issuer”) (collectively with BN, BFI, the US LLC Issuer, BFI II, the AUS Issuer and the UK Issuer, the “Issuers” and each an “Issuer”) may from time to time offer and issue preferred shares representing limited liability company interests (the “US Preferred Shares”, and together with the BN Preference Shares, the “Preference Securities”, and the Preference Securities, Class A Shares and Debt Securities collectively referred to herein as the “Securities”). Each of the BFI Debt Securities, US LLC Debt Securities, BFI II Debt Securities, AUS Issuer Debt Securities and UK Issuer Debt Securities will be fully and unconditionally guaranteed as to payment of principal, premium (if any) and interest and certain other amounts by the Company, and the US Preferred Shares will be fully and unconditionally guaranteed as to the payment of distributions when due, the payment of amounts due on redemption, and the payment of amounts due on the liquidation, dissolution or winding-up of the US Pref Issuer, in each case by the Company. Certain of the limited partners of Oaktree Capital Group Holdings, L.P. (“OCGH”) (collectively, the “Selling Shareholders”) may also from time to time offer and sell Class A Shares pursuant to this Prospectus. See “Selling Shareholders”.

The Company, BFI and BFI II are permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. The financial statements included or incorporated herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and thus may not be comparable to financial statements of U.S. companies prepared in conformity with accounting principles generally accepted in the United States.

Prospective investors should be aware that the acquisition of the Securities may have tax consequences both in the United States and in Canada. Such consequences for investors who are residents in Canada or are residents in, or citizens of, the United States may not be described fully herein or in a Prospectus Supplement (as defined below). Prospective investors should consult their own tax advisors with respect to their particular circumstances.

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Company, BFI, BFI II, the AUS Issuer and the UK Issuer are incorporated or organized under the laws of a foreign jurisdiction outside of the United States and that some or all of the officers and directors of the Issuers may be residents of a foreign jurisdiction outside of the United States, that some or all of the underwriters or experts named or to be named in the registration statement may be residents of a foreign jurisdiction outside of the United States and that such persons and all or a substantial portion of the assets of the Issuers and such persons may be located outside the United States.

See “Cautionary Note Regarding Forward-Looking Information” and “Risk Factors” beginning on pages iii and 2 for a discussion of certain risks that you should consider in connection with an investment in these Securities.

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”), ANY U.S. STATE SECURITIES COMMISSION, OR ANY CANADIAN REGULATORY AUTHORITY, NOR HAS THE COMMISSION, ANY U.S. STATE SECURITIES COMMISSION OR ANY CANADIAN SECURITIES REGULATORY AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Collectively, the Selling Shareholders may offer and sell Class A Shares and the Issuers may offer and issue Securities either separately or together, in one or more offerings in an aggregate principal amount of up to US$3,500,000,000 (or the equivalent in other currencies or currency units). Securities of any series may be offered in such amount and with such terms as may be determined in light of market conditions. The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to be delivered to purchasers together with this Prospectus, and may include, where applicable (i) in the case of Debt Securities, the specific designation, aggregate principal amount, denomination (which may be in United States dollars, in any other currency or in units based on or relating to foreign currencies), maturity, interest rate (which may be fixed or variable) and time of payment of interest, if any, any terms for redemption at the option of the Issuer or the holders, any terms for sinking fund payments, any listing on a securities exchange, the initial public offering price (or the manner of determination thereof if offered on a non-fixed price basis), any exchange or conversion terms and any other specific terms, (ii) in the case of the BN Preference Shares, the designation of the particular class, series, aggregate principal amount, the number of shares offered, the issue price, the dividend rate, the dividend payment dates, any terms for redemption at the option of the Company or the holder, any exchange or conversion terms and any other specific terms, (iii) in the case of Class A Shares, the number of shares offered, the offering price (in the event the offering is a fixed price distribution) or the manner of determining the offering price (in the event the offering is a non-fixed price distribution, including, in the case of the Company but not the Selling Shareholders, sales in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102 — Shelf Distributions (“NI 44-102” and, as so defined, an “ATM Distribution”) and any other specific terms, including in the case of offers and sales by the Selling Shareholders, the names of such Selling Shareholders and the number of and prices at which such Class A Shares are proposed to be sold by them, and (iv) in the case of the US Preferred Shares, the designation of the particular class, series, aggregate principal amount, the number of shares representing limited liability company interests offered, the issue price, the distribution rate, the distribution payment dates, any terms for redemption at the option of the US Pref Issuer or the holder, any exchange or conversion terms and any other specific terms. Each such Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of each such Prospectus Supplement and only for the purposes of the distribution of the Securities to which such Prospectus Supplement pertains. The Issuers have filed an undertaking with the securities regulatory authorities in each of the provinces of Canada that they will not distribute, under this Prospectus, Securities that, at the time of distribution, are novel without pre-clearing the disclosure to be contained in the Prospectus Supplement, pertaining to the distribution of such Securities, with the applicable regulator.

The Company’s, BFI’s and BFI II’s head and registered offices are at Brookfield Place, Suite 100, 181 Bay Street, P.O. Box 762, Toronto, Ontario, M5J 2T3. The US LLC Issuer’s and the US Pref Issuer’s head and registered office is at Brookfield Place, 250 Vesey Street, 15th Floor, New York, New York, United States 10281-1023. The AUS Issuer’s registered and head office is Brookfield Place, Level 19, 10 Carrington Street, Sydney, NSW 2000, Australia. The UK Issuer’s registered and head office is Level 25 One Canada Square, London, United Kingdom, E14 5AA.

The Issuers may sell the Securities and the Selling Shareholders may sell Class A Shares to or through underwriters or dealers or directly to investors or through agents. This Prospectus may qualify an ATM Distribution of Class A Shares. No Selling Shareholder may distribute Class A Shares pursuant to an ATM Distribution. The Prospectus Supplement relating to each series of offered Securities will identify each person who may be deemed to be an underwriter or agent with respect to such series and will set forth the terms of the offering of such series, including, to the extent applicable, the purchase price or prices of the offered Securities, the initial offering price, the proceeds to the applicable Issuer and/or Selling Shareholder from the sale of the offered Securities, the underwriting discounts and other items constituting underwriters’ compensation, as applicable, and any discounts or concessions to be allowed or re-allowed or paid to dealers. The managing underwriter or underwriters with respect to each series sold to or through underwriters will be named in the related Prospectus Supplement.

In connection with any offering of Securities, other than an ATM Distribution, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. No agent of an ATM Distribution, and no person or company acting jointly or in concert with an agent of an ATM Distribution, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the securities or securities of the same class as the securities distributed pursuant to the ATM Distribution, including selling an aggregate number or principal amount of securities that would result in the agent creating an over-allocation position in the securities. See “Plan of Distribution”.

The outstanding BN Preference Shares, Series 2, Series 4, Series 13, Series 17, Series 18, Series 24, Series 26, Series 28, Series 30, Series 32, Series 34, Series 36, Series 37, Series 38, Series 40, Series 42, Series 44, Series 46, Series 48, Series 51 and Series 52 are listed for trading on the Toronto Stock Exchange (“TSX”). The outstanding Class A Shares are listed for trading on the New York Stock Exchange (“NYSE”) and the TSX. The Existing BFI Subordinated Debt Securities, the Existing UK Issuer Senior Debt Securities and the Existing UK Issuer Subordinated Debt Securities (each as defined below) are listed for trading on the NYSE.

The US LLC Issuer, the US Pref Issuer, the AUS Issuer, the UK Issuer, certain directors of each of the Company, the AUS Issuer and the UK Issuer and certain managers of the US LLC Issuer and the US Pref Issuer (collectively, the “Non-Residents”) are incorporated, continued or otherwise organized under the laws of a non-Canadian jurisdiction or reside outside of Canada, as applicable. Although each of the Non-Residents has appointed the Company, Brookfield Place, Suite 100, 181 Bay Street, Toronto, Ontario, Canada, M5J 2T3, as its agent for service of process in Ontario, it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a non-Canadian jurisdiction or resides outside of Canada, even if the Non-Resident has appointed an agent for service of process. See “Agent for Service of Process”.

There is no market through which the Debt Securities or the Preference Securities may be sold and purchasers may not be able to resell Debt Securities or Preference Securities purchased under this Prospectus. This may affect the pricing of the Debt Securities or the Preference Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Debt Securities or the Preference Securities, and the extent of issuer regulation. See “Risk Factors”.

In this Prospectus, unless the context otherwise indicates, references to the “Company” refer to Brookfield Corporation and references to “we”, “us”, “our” and “Brookfield” refer to the Company and its direct and indirect subsidiaries including BFI, the US LLC Issuer, BFI II, the AUS Issuer, the UK Issuer and the US Pref Issuer. All dollar amounts set forth in this Prospectus and any Prospectus Supplement are in U.S. dollars, except where otherwise indicated.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents, filed with the securities regulatory authorities in each of the provinces and territories of Canada, and filed with, or furnished to, the Commission, are specifically incorporated by reference in this Prospectus:

(a)	the Company’s annual information form for the financial year ended December 31, 2023 (the “AIF”);

(b)

the Company’s audited comparative consolidated financial statements and the notes thereto for the fiscal years ended December 31, 2023 and 2022, together with the accompanying auditor’s report thereon;

(c)	the management’s discussion and analysis for the audited comparative consolidated financial statements referred to in paragraph (b) above (the “MD&A”);

(d)	the Company’s unaudited comparative interim consolidated financial statements for the three months ended March 31, 2024 and 2023;

(e)	the management’s discussion and analysis for the unaudited comparative interim consolidated financial statements referred to in paragraph (d) above (the “Interim MD&A”); and

(f)	the Company’s management information circular dated April 25, 2024.

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Any documents of the Company, and if applicable, the Finance Debt Issuers and the US Pref Issuer, of the type described in item 11.1 of Form 44-101F1 — Short Form Prospectus, and any “template version” of “marketing materials” (each as defined in National Instrument 41-101 — General Prospectus Requirements (“NI 41-101”)), that are required to be filed by the Company, and if applicable, the Finance Debt Issuers and the US Pref Issuer with the applicable securities regulatory authorities in Canada, after the date of this Prospectus and prior to the termination of the applicable offering of Securities shall be deemed to be incorporated by reference into this Prospectus. Each annual report on Form 40-F filed by the Company will be incorporated by reference into this Prospectus and the U.S. registration statement on Forms F-10 and F-3 of which it forms a part (the “Registration Statement”). In addition, any report on Form 6-K filed by the Company with the Commission after the date of this Prospectus shall be deemed to be incorporated by reference into this Prospectus and the Registration Statement if and to the extent expressly provided in such report. The Company’s reports on Form 6-K and its annual report on Form 40-F are available at the Commission’s website at www.sec.gov.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or includes any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Upon a new annual information form and new interim or annual financial statements being filed with and, where required, accepted by the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form, the previous interim or annual financial statements and all material change reports filed prior to the commencement of the then current fiscal year will be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon a new management information circular in connection with an annual meeting being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the management information circular filed in connection with the previous annual meeting (unless such management information circular also related to a special meeting) will be deemed no longer to be incorporated by reference in this Prospectus for purposes of future offers and sales of Securities hereunder.

A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement but only for purposes of the offering of Securities covered by that Prospectus Supplement.

Prospective investors should rely only on the information incorporated by reference or contained in this Prospectus or any Prospectus Supplement and on the other information included in the Registration Statement relating to the Securities and of which this Prospectus is a part. The Issuers have not authorized anyone to provide different or additional information.

Copies of the documents incorporated herein by reference may be obtained on request without charge from the office of the Corporate Secretary of the Company at Brookfield Place, Suite 100, 181 Bay Street, Toronto, Ontario, Canada, M5J 2T3 telephone: (416) 363-9491, and are also available electronically on System for Electronic Document Analysis and Retrieval+ (“SEDAR+”) at www.sedarplus.ca.

AVAILABLE INFORMATION

The Issuers have filed the Registration Statement with the Commission under the United States Securities Act of 1933, as amended (the “Securities Act”). This Prospectus does not contain all of the information set forth in such Registration Statement, to which reference is made for further information.

The Company is subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports and other information with the Commission. Under a multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. The Commission maintains an Internet site (http://www.sec.gov) that makes available reports and other information that the Company files or furnishes electronically with it. The Company’s Internet site can be found at http://bn.brookfield.com. The information on our website is not incorporated by reference into this Prospectus and should not be considered a part of this Prospectus, and the reference to our website in this Prospectus is an inactive textual reference only.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This Prospectus and the documents incorporated by reference herein contain “forward-looking information” within the meaning of Canadian provincial securities laws and “forward-looking statements” within the meaning of United States securities laws, including the U.S. Private Securities Litigation Reform Act of 1995 and in any applicable Canadian securities regulations (collectively, “forward-looking statements”). Forward-looking statements include statements that are predictive in nature, depend upon or refer to future results, events or conditions, and include, but are not limited to, statements which reflect management’s current estimates, beliefs and assumptions regarding the operations, business, financial condition, expected financial results, performance, prospects, opportunities, priorities, targets, goals, ongoing objectives, strategies, capital management and outlook of Brookfield, as well as the outlook for North American and international economies for the current fiscal year and subsequent periods, and which in turn are based on management’s experience and perception of historical trends, current conditions and expected future developments, as well as other factors management believes are appropriate in the circumstances. The estimates, beliefs and assumptions of Brookfield are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and as such, are subject to change. Forward-looking statements are typically identified by words such as “expect”, “anticipate”, “believe”, “foresee”, “could”, “estimate”, “goal”, “intend”, “plan”, “seek”, “strive”, “will”, “may” and “should” and similar expressions.

Although Brookfield believes that such forward-looking statements are based upon reasonable estimates, beliefs and assumptions, actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially from those contemplated or implied by forward-looking statements include, but are not limited to: (i) returns that are lower than target; (ii) the impact or unanticipated impact of general economic, political and market factors in the countries in which we do business; (iii) the behavior of financial markets, including fluctuations in interest and foreign exchange rates and heightened inflationary pressures; (iv) global equity and capital markets and the availability of equity and debt financing and refinancing within these markets; (v) strategic actions including acquisitions and dispositions; the ability to complete and effectively integrate acquisitions into existing operations and the ability to attain expected benefits; (vi) changes in accounting policies and methods used to report financial condition (including uncertainties associated with critical accounting assumptions and estimates); (vii) the ability to appropriately manage human capital; (viii) the effect of applying future accounting changes; (ix) business competition; (x) operational and reputational risks; (xi) technological change; (xii) changes in government regulation and legislation within the countries in which we operate; (xiii) governmental investigations and sanctions; (xiv) litigation; (xv) changes in tax laws; (xvi) ability to collect amounts owed; (xvii) catastrophic events, such as earthquakes, hurricanes, and epidemics/pandemics; (xviii) the possible impact of international conflicts and other developments including terrorist acts and cyberterrorism; (xix) the introduction, withdrawal, success and timing of business initiatives and strategies; (xx) the failure of effective disclosure controls and procedures and internal controls over financial reporting and other risks; (xxi) health, safety and environmental risks; (xxii) the maintenance of adequate insurance coverage; (xxiii) the existence of information barriers between certain businesses within our asset management operations; (xxiv) risks specific to our business segments including asset management, wealth solutions (previously referred to as “insurance solutions”), renewable power and transition, infrastructure, private equity, real estate and corporate activities; and (xxv) other risks and factors detailed in this Prospectus under the heading “Risk Factors” as well as in the AIF under the heading “Business Environment and Risks” and the MD&A under the heading “Part 6 — Business Environment and Risks” and the risks included in the Interim MD&A, each incorporated by reference in this Prospectus, as well as in other documents filed by Brookfield from time to time with the securities regulators in Canada and the United States.

We caution that the foregoing list of important factors that may affect future results is not exhaustive and other factors could also adversely affect future results. Nonetheless, all of the forward-looking statements contained in this Prospectus or in documents incorporated by reference herein are qualified by these cautionary statements. Readers are urged to consider these risks, as well as other uncertainties, factors and assumptions carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Except as required by law, Brookfield undertakes no obligation to publicly update or revise any forward-looking statements, whether written or oral, that may need to be updated as a result of new information, future events or otherwise.

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SUMMARY

The Company

The Company is a leading global investment firm focused on building long-term wealth for institutions and individuals around the world via its three core businesses: Alternative Asset Management, Wealth Solutions, and its Operating Businesses which are in renewable power, infrastructure, business and industrial services, and real estate. Employing a highly disciplined approach to capital allocation, the Company leverages its conservatively managed balance sheet, extensive operational experience, and global sourcing networks to continuously deliver capital appreciation and cash flow growth throughout market cycles. The Company’s Class  A Shares are co-listed on the NYSE and the TSX under the symbol “BN”.

BFI

BFI was incorporated on March 31, 2015 under the Business Corporations Act (Ontario) and is an indirect 100% owned subsidiary of the Company. BFI has issued or become an obligor under approximately US$8.75 billion of unsecured senior debt securities (the “Existing BFI Senior Debt Securities”) as of the date hereof. The Existing BFI Senior Debt Securities are fully and unconditionally guaranteed by the Company. BFI has also issued approximately US$400 million of unsecured subordinated debt securities (the “Existing BFI Subordinated Debt Securities”) as of the date hereof. The Existing BFI Subordinated Debt Securities are fully and unconditionally guaranteed, on a subordinated basis, by the Company. The Existing BFI Subordinated Debt Securities are listed for trading on the NYSE under the symbol “BNH”.

The US LLC Issuer

The US LLC Issuer was formed on August 12, 2022 under the Delaware Limited Liability Company Act and is an indirect 100% owned subsidiary of the Company. The US LLC Issuer has no significant assets or liabilities, no subsidiaries and no ongoing business operations of its own, other than the issuance of the US LLC Debt Securities and the investments it makes with the net proceeds of such US LLC Debt Securities. The US LLC Issuer has issued approximately US$550 million of unsecured senior debt securities (the “Existing US LLC Issuer Debt Securities”) as of the date hereof. The Existing US LLC Issuer Debt Securities are fully and unconditionally guaranteed by the Company.

BFI II

BFI II was incorporated on September 24, 2020 under the Business Corporations Act (Ontario) and is a direct 100% owned subsidiary of the Company. BFI II has no significant assets or liabilities, no subsidiaries and no ongoing business operations of its own, other than the issuance of the BFI II Debt Securities and the investments it makes with the net proceeds of such BFI II Debt Securities. BFI II has issued approximately C$1 billion of unsecured senior debt securities (the “Existing BFI II Debt Securities”) as of the date hereof. The Existing BFI II Debt Securities are fully and unconditionally guaranteed by the Company.

The AUS Issuer

The AUS Issuer was incorporated on September 24, 2020 under the Corporations Act 2001 (Commonwealth of Australia) and is an indirect 100% owned subsidiary of the Company. The AUS Issuer has no significant assets or liabilities, no subsidiaries and no ongoing business operations of its own.

The UK Issuer

The UK Issuer was incorporated on September 25, 2020 under the UK Companies Act 2006 and is an indirect 100% owned subsidiary of the Company. The registered number of the UK Issuer is 12904555. The UK Issuer has no significant assets or liabilities, no subsidiaries and no ongoing business operations of its own, other than the issuance of the UK Issuer Debt Securities and the investments it makes with the net proceeds of such UK Issuer Debt Securities. The UK Issuer has issued approximately US$600 million of unsecured senior debt securities (the “Existing UK Issuer Senior Debt Securities”) as of the date hereof. The Existing UK Issuer Senior Debt Securities are fully and unconditionally guaranteed by the Company. Subsequent to issuance of the Existing UK Issuer Senior Debt Securities, BFI was added as a co-obligor of the Existing UK Issuer Senior Debt Securities. The UK Issuer has also issued approximately US$230 million of unsecured subordinated debt securities (the “Existing UK Issuer Subordinated Debt Securities”)

as of the date hereof. The Existing UK Issuer Subordinated Debt Securities are fully and unconditionally guaranteed, on a subordinated basis, by the Company. The Existing UK Issuer Senior Debt Securities and the Existing UK Issuer Subordinated Debt Securities are listed for trading on the NYSE under the symbols “BN /32” and “BNJ”, respectively.

The US Pref Issuer

The US Pref Issuer was formed on September 24, 2020 under the Delaware Limited Liability Company Act and is an indirect 100% owned subsidiary of the Company. The US Pref Issuer has no significant assets or liabilities, no subsidiaries and no ongoing business operations of its own.

The Offering

The Securities described herein may be offered from time to time in one or more offerings utilizing a “shelf” process under Canadian and U.S. securities laws. Under this shelf process, this Prospectus provides you with a general description of the Securities that may be offered. Each time Securities are offered, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should read both this Prospectus and any Prospectus Supplement together with additional information described under the heading “Available Information.”

RISK FACTORS

An investment in the Securities is subject to a number of risks. Before deciding whether to invest in the Securities, investors should consider carefully the risks described in the relevant Prospectus Supplement and the information incorporated by reference in this Prospectus (including subsequently filed documents incorporated by reference). Specific reference is made to the section entitled “Part 6 — Business Environment and Risks” in the MD&A, the section entitled “Business Environment and Risks” in the AIF and the risks included in the Interim MD&A, each of which is incorporated by reference in this Prospectus.

USE OF PROCEEDS

Unless otherwise indicated in a Prospectus Supplement, the net proceeds from the sale of Securities by the Issuers will be used for general corporate purposes. The Selling Shareholders will not receive any proceeds from any sale of Securities by the Issuers. The Issuers will not receive any proceeds from any sale of Class A Shares by the Selling Shareholders.

DESCRIPTION OF CAPITAL STRUCTURE OF THE ISSUERS

The Company’s authorized share capital consists of an unlimited number of preference shares designated as Class A Preference Shares, issuable in series, an unlimited number of preference shares designated as Class AA Preference Shares, issuable in series, an unlimited number of Class A Shares, and 85,120 Class B Limited Voting Shares (“Class B Shares”). As of May 17, 2024, the Company had 10,220,175 Class A Preference Shares, Series 2; 3,983,910 Class A Preference Shares, Series 4; 8,792,596 Class A Preference Shares, Series 13; 7,840,204 Class A Preference Shares, Series 17; 7,681,088 Class A Preference Shares, Series 18; 10,808,027 Class A Preference Shares, Series 24; 9,770,928 Class A Preference Shares, Series 26; 9,233,927 Class A Preference Shares, Series 28; 9,787,090 Class A Preference Shares, Series 30; 11,750,299 Class A Preference Shares, Series 32; 9,876,735 Class A Preference Shares, Series 34; 7,842,909 Class A Preference Shares, Series 36; 7,830,091 Class A Preference Shares, Series 37; 7,906,132 Class A Preference Shares, Series 38; 11,841,025 Class A Preference Shares, Series 40; 11,887,500 Class A Preference Shares, Series 42; 9,831,929 Class A Preference Shares, Series 44; 11,740,797 Class A Preference Shares, Series 46; 11,885,972 Class A Preference Shares, Series 48; 3,320,486 Class A Preference Shares, Series 51; 1,177,580 Class A Preference Shares, Series 52; 1,642,975,156 Class A Shares; and 85,120 Class B Shares issued and outstanding.

BFI’s authorized share capital consists of an unlimited number of common shares, an unlimited number of preference shares designated as Class A Preference Shares, issuable in series, and an unlimited number of preference shares designated as Class B Preference Shares, issuable in series. As of the date of this Prospectus, BFI had 4,606,261 common shares; 6,400,000 Class A Preference Shares, Series 1; and 54,262,400 Class B Preference Shares, Series 1 issued and outstanding.

The US LLC Issuer’s authorized share capital consists of an unlimited number of common shares representing limited liability company interests. As of the date of this Prospectus, 35,751 common shares of the US LLC Issuer are issued and outstanding.

BFI II’s authorized share capital consists of an unlimited number of common shares. As of the date of this Prospectus, 40,100 common shares of BFI II are issued and outstanding.

The AUS Issuer’s authorized share capital consists of an unlimited number of ordinary shares. As of the date of this Prospectus, 10 ordinary shares of the AUS Issuer are issued and outstanding.

The UK Issuer’s share capital consists of ordinary shares. As of the date of this Prospectus, 10,181,441 ordinary shares of the UK Issuer are issued and outstanding.

The US Pref Issuer’s authorized share capital consists of an unlimited number of common shares and preferred shares representing limited liability company interests. As of the date of this Prospectus, 100 common shares representing limited liability company interests of the US Pref Issuer are issued and outstanding.

DESCRIPTION OF THE BN PREFERENCE SHARES

The following description sets forth certain general terms and provisions of the BN Preference Shares. The particular terms and provisions of a series of BN Preference Shares offered by a Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in such Prospectus Supplement.

Series

The BN Preference Shares may be issued from time to time in one or more series. The board of directors of the Company will fix the number of shares in each series and the provisions attached to each series before issue.

Priority

The BN Preference Shares rank senior to the Class AA Preference Shares, the Class A Shares, the Class B Shares and other shares ranking junior to the BN Preference Shares with respect to priority in the payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs. Each series of BN Preference Shares ranks on a parity with every other series of BN Preference Shares with respect to priority in the payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs.

Shareholder Approvals

The Company shall not delete or vary any preference, right, condition, restriction, limitation or prohibition attaching to the BN Preference Shares as a class or create preference shares ranking in priority to or on parity with the BN Preference Shares except by special resolution passed by at least 66 2/3% of the votes cast at a meeting of the holders of the BN Preference Shares duly called for that purpose, in accordance with the provisions of the articles of the Company. Each holder of BN Preference Shares entitled to vote at a class meeting of holders of BN Preference Shares, or at a joint meeting of the holders of two or more series of BN Preference Shares, has one vote in respect of each C$25.00 of the issue price of each BN Preference Share held by such holder.

DESCRIPTION OF THE CLASS A SHARES

The following description sets forth certain general terms and provisions of the Class A Shares. The particular terms and provisions of Class A Shares offered by a Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in such Prospectus Supplement.

Dividend Rights and Rights Upon Dissolution or Winding Up

The Class A Shares rank on parity with the Class B Shares and rank after the BN Preference Shares, the Class AA Preference Shares and any other senior-ranking shares outstanding from time to time with respect to the payment of dividends (if, as and when declared by the board of directors of the Company) and the return of capital on the liquidation, dissolution or winding up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs.

Voting Rights

Except as set out below under “— Election of Directors”, each holder of Class A Shares and Class B Shares is entitled to notice of, and to attend and vote at, all meetings of the Company’s shareholders (except meetings at which only holders of another specified class or series of shares are entitled to vote) and shall be entitled to cast one vote per share. Subject to applicable law and in addition to any other required shareholder approvals, all matters to be approved by shareholders (other than the election of directors), must be approved by: (i) a majority or, in the case of matters that require approval by a special resolution of shareholders, at least 66 2/3%, of the votes cast by holders of Class A Shares who vote in respect of the resolution or special resolution, as the case may be, and (ii) a majority or, in the case of matters that require approval by a special resolution of shareholders, at least 66 2/3%, of the votes cast by holders of Class B Shares who vote in respect of the resolution or special resolution, as the case may be.

Election of Directors

In the election of directors, holders of Class A Shares, together, in certain circumstances, with the holders of certain series of BN Preference Shares, are entitled to elect one-half of the board of directors of the Company, provided that if the holders of BN Preference Shares, Series 2 become entitled to elect two or three directors, as the case may be, the numbers of directors to be elected by holders of Class A Shares, together, in certain circumstances, with the holders of BN Preference Shares, shall be reduced by the number of directors to be elected by holders of BN Preference Shares, Series 2. Holders of Class B Shares are entitled to elect the other one-half of the board of directors of the Company.

Each holder of Class A Shares has the right to cast a number of votes equal to the number of Class A Shares held by the holder multiplied by the number of directors to be elected by the holder and the holders of shares of the classes or series of shares entitled to vote with the holder of Class A Shares in the election of directors. A holder of Class A Shares may cast all such votes in favor of one candidate or distribute such votes among its candidates in any manner the holder of Class A Shares sees fit. Where a holder of Class A Shares has voted for more than one candidate without specifying the distribution of votes among such candidates, the holder of Class A Shares will be deemed to have divided the holder’s votes equally among the candidates for whom the holder of Class A Shares voted.

DESCRIPTION OF THE US PREF ISSUER PREFERRED SHARES

The US Pref Issuer’s limited liability company agreement authorizes its board of managers to establish one or more series of US Preferred Shares representing limited liability company interests of the US Pref Issuer. The US Pref Issuer’s board of managers is able to determine, with respect to any series of US Preferred Shares, the terms and rights of that series, including:

•	the designation of the series;

•	the number of preferred shares representing limited liability company interests of the series;

•	whether distributions, if any, will be cumulative or non-cumulative and the distribution rate of the series;

•	the dates at which distributions, if any, will be payable;

•	the redemption rights and price or prices, if any, for preferred shares representing limited liability company interests of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of the preferred shares representing limited liability company interests of the series;

•	the amounts payable on preferred shares representing limited liability company interests of the series in the event of our liquidation or dissolution;

•

whether the preferred shares representing limited liability company interests of the series will be convertible into or exchangeable for interests of any other class or series or any other security of our company or any other entity;

•

restrictions on the issuance of preferred shares representing limited liability company interests of the series or of any shares representing limited liability company interests of any other class or series; and

•	the voting rights, if any, of the holders of the preferred shares representing limited liability company interests of the series.

Guarantee

All US Preferred Shares issued by the US Pref Issuer will be fully and unconditionally guaranteed by the Company. Set forth below is a summary of information concerning the preferred share guarantees that the Company will execute and deliver for the benefit of the holders of any series of preferred shares representing limited liability company interests offered by the US Pref Issuer. A prospectus supplement will contain more specific information about the terms of the preferred share guarantee.

Pursuant to each preferred share guarantee, the Company will agree to pay in full, to the holders of US Preferred Shares issued by the US Pref Issuer, the guarantee payments, except to the extent paid by the US Pref Issuer, as and when due, regardless of any defense, right of set-off or counterclaim which the US Pref Issuer may have or assert. The following payments, without duplication, with respect to US Preferred Shares, to the extent not paid by the US Pref Issuer, will be subject to the preferred share guarantee:

•

any accumulated and unpaid distributions (as described in the applicable share designation) that have been declared by the board of managers of the US Pref Issuer to be paid on the US Preferred Shares out of funds legally available for such distributions;

•

any redemption price (as described in the applicable share designation), plus all accrued and unpaid distributions to the date of redemption with respect to any US Preferred Shares called for redemption by the US Pref Issuer or otherwise required to be redeemed by the terms of the applicable share designation; and

•

upon a voluntary or involuntary dissolution, winding-up or liquidation of the US Pref Issuer, the aggregate stated liquidation preference and all accumulated and unpaid distributions, whether or not declared, without regard to whether the US Pref Issuer has sufficient assets to make full payment as required on liquidation.

The Company’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by the Company to the holders of US Preferred Shares or by causing the US Pref Issuer to pay the amounts to the holders. Each preferred share guarantee will be subordinated to all of the debt of the Company that is not stated to be pari passu or subordinate to the guarantees and will rank senior to the Class A Shares.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of the series of Debt Securities offered by a Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in such Prospectus Supplement.

The BN Debt Securities will be issued under an indenture dated as of September 20, 1995, as amended, restated, supplemented or replaced from time to time (the “BN Indenture”), between the Company, as issuer, and Computershare Trust Company of Canada (formerly, Montreal Trust Company of Canada) (“Computershare Canada”), as trustee (the “BN Trustee”). The BFI Debt Securities will be issued under either (1) the indenture dated as of June 2, 2016 (as amended, restated, supplemented or replaced from time to time, the “BFI Senior Indenture”), between BFI, as issuer, the Company, as guarantor, and Computershare Canada, as trustee (the “BFI Trustee”), or (2) the subordinated indenture dated as of October 16, 2020, as amended, restated, supplemented or replaced from time to time, between BFI, as issuer, the Company, as guarantor, and the BFI Trustee (the “BFI Subordinated Indenture” and together with the BFI Senior Indenture, the “BFI Indentures”). The US LLC Debt Securities will be issued pursuant to the indenture dated as of June 14, 2023 (as amended, restated, supplemented or replaced from time to time, the “US LLC Indenture”) between the US LLC Issuer, as issuer, the Company, as guarantor, Computershare Trust Company, N.A. (“Computershare U.S.”), as U.S. trustee, and Computershare Canada, as Canadian trustee (together, the “US LLC Trustees”). The BFI II Debt Securities will be issued pursuant to the indenture dated as of December 14, 2022 (as amended, restated, supplemented or replaced from time to time, the “BFI II Indenture”) between BFI II, as issuer, the Company, as guarantor, and Computershare Canada, as trustee (the “BFI II Trustee”). The AUS Issuer Debt Securities will be issued pursuant to an indenture (the “AUS Issuer Indenture”) to be entered into among the AUS Issuer, as issuer, the Company, as guarantor, and Computershare Canada, as Canadian trustee, and Computershare U.S., as U.S. trustee, or such other trustees named in the indenture (together, the “AUS Issuer Trustees”). The UK Issuer Debt Securities will be issued under either (1) the indenture dated as of July 26, 2021, as amended, restated, supplemented or replaced from time to time (the “UK Issuer Senior Indenture”), between the UK Issuer, as issuer, the Company, as guarantor, and Computershare Canada, as Canadian trustee, and

Computershare U.S., as U.S. trustee (together, the “UK Issuer Trustees”), or (2) the indenture dated as of November 24, 2020, as amended, restated, supplemented or replaced from time to time, between the UK Issuer, as issuer, the Company, as guarantor, and the UK Issuer Trustees (the “UK Issuer Subordinated Indenture” and together with the UK Issuer Senior Indenture, the “UK Issuer Indentures”). We refer to the BN Indenture, the BFI Indentures, the US LLC Indenture, the BFI II Indenture, the AUS Issuer Indenture and the UK Issuer Indentures as the “Indentures”. We refer to the BFI Subordinated Indenture, the US LLC Indenture, the BFI II Indenture, the AUS Issuer Indenture and the UK Issuer Indentures as the “Other Indentures”. The Debt Securities may be issued under such other indentures as the Company, the applicable Finance Debt Issuer and the applicable trustee or trustees may enter into in the future. The indenture under which any Debt Securities are issued will be specified in the applicable Prospectus Supplement.

The BN Indenture, the BFI Indentures and the BFI II Indenture are subject to the provisions of the Business Corporations Act (Ontario) and, consequently, are exempt from the operation of certain provisions of the Trust Indenture Act of 1939 (the “Trust Indenture Act”) pursuant to Rule 4d-9 thereunder. The US LLC Indenture, the AUS Issuer Indenture and the UK Issuer Indentures are subject to the Trust Indenture Act. Executed copies or forms of the Indentures will or have been filed with the Commission as exhibits to the Registration Statement. Each Indenture is or will also be available on each Issuer’s respective SEDAR+ profile at www.sedarplus.ca.

The following statements with respect to the Indentures and the Debt Securities issued or to be issued thereunder are brief summaries of certain provisions of the Indentures and do not purport to be complete; such statements are subject to the detailed referenced provisions of the applicable Indenture, including the definition of capitalized terms used under this caption. Wherever a particular section or defined term of an Indenture is referred to, the statement is qualified in its entirety by such section or term. References to the “Issuer” and “Indenture Securities” refer to the Company and each Finance Debt Issuer, as issuer, and the Debt Securities issued or to be issued by it under the Indentures. References to the “Trustee” or “Trustees” and any particular Indenture or Debt Securities refer to the BN Trustee, the BFI Trustee, the US LLC Trustees, the BFI II Trustee, the AUS Issuer Trustees or the UK Issuer Trustees as trustee or trustees under the applicable Indenture.

General

The Indentures do not limit the aggregate principal amount of Indenture Securities (which may include debentures, notes and other unsecured evidences of indebtedness) which may be issued thereunder, and Indenture Securities may be issued under each Indenture from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies, including European currency units, pounds sterling and Australian dollars. Special Canadian and United States federal income tax considerations applicable to any Indenture Securities so denominated will be described in the Prospectus Supplement relating thereto. Unless otherwise indicated in the applicable Prospectus Supplement, each Indenture permits the Company and each Finance Debt Issuer to increase the principal amount of any series of Indenture Securities previously issued by it and to issue such increased principal amount. (Section 301 of the BN Indenture, and Section 3.1 of the BFI Senior Indenture and the Other Indentures.) In the case of additional Debt Securities of a series under the US LLC Indenture, the AUS Issuer Indenture and the UK Issuer Indentures, issued after the date of original issuance of Debt Securities of such series, if they are not fungible with the original Debt Securities of such series for U.S. federal income tax purposes, then such additional Debt Securities will be issued with a separate CUSIP or ISIN number so that they are distinguishable from the original Debt Securities of such series.

All Debt Securities issued by BFI, the US LLC Issuer, BFI II, the AUS Issuer and the UK Issuer will be fully and unconditionally guaranteed by the Company.

The applicable Prospectus Supplement will set forth the following terms relating to the particular offered Debt Securities: (1) the specific designation of the offered Debt Securities and the Indenture under which they are issued; (2) any limit on the aggregate principal amount of the offered Debt Securities; (3) the date or dates, if any, on which the offered Debt Securities will mature and the portion (if less than all of the principal amount) of the offered Debt Securities to be payable upon declaration of acceleration of maturity; (4) the rate or rates per annum (which may be fixed or variable) at which the offered Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the Regular Record Dates for any interest payable on the offered Debt Securities which are in registered form (“Registered Debt Securities”); (5) any mandatory or optional redemption or sinking fund provisions, including the period or periods within which the price or prices at which and the terms and conditions upon which the offered Debt Securities may be redeemed or purchased at the option of the Issuer or otherwise; (6) whether the offered Debt Securities will be issuable in registered form or bearer form or both and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the offered Debt Securities in bearer form and as to exchanges between registered and bearer form; (7) whether the offered Debt Securities will be issuable in the form of one or more registered global securities (“Registered Global Securities”) and, if so, the identity of the Depositary for such Registered Global Securities; (8) the denominations in which any of the offered Debt Securities will be issuable if in other than denominations of $1,000 and any multiple thereof; (9) each office or agency where the principal of, and any premium and interest on, the offered Debt Securities will be payable and each office or agency where the offered Debt Securities may be presented for registration of transfer or exchange; (10) if other than U.S. dollars, the foreign currency or the units based on or relating to foreign currencies in which the offered Debt Securities are denominated and/or in which the payment of the principal of, and any premium and interest on, the offered Debt Securities will or may be payable; (11) any applicable terms or conditions related to the addition of any co-obligor or additional guarantor in respect of any or all series of Debt Securities; and (12) any other terms of the offered Debt Securities, including any applicable subordination provisions, exchange or conversion terms, covenants and additional Events of Default. Special Canadian and United States federal income tax considerations applicable to the offered Debt Securities, the amount of principal thereof and any premium and interest thereon will be described in the Prospectus Supplement relating thereto. Unless otherwise indicated in the applicable Prospectus Supplement, no Indenture affords the Holders the right to tender Indenture Securities to the Issuer for repurchase, or provides for any increase in the rate or rates of interest per annum at which the Indenture Securities will bear interest, in the event the Company or any Finance Debt Issuer should become involved in a highly leveraged transaction or in the event of a change in control of the Company or any Finance Debt Issuer. (Section 301 of the BN Indenture, and Section 3.1 of the BFI Senior Indenture and the Other Indentures.)

Indenture Securities may be issued bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, to be offered and sold at a discount below their stated principal amount. The Canadian and United States federal income tax consequences and other special considerations applicable to any such discounted Indenture Securities or other Indenture Securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or United States federal income tax purposes will be described in the Prospectus Supplement relating thereto. (Section 301 of the BN Indenture, and Section 3.1 of the BFI Senior Indenture and the Other Indentures.)

The Indenture Securities will be direct unsecured obligations of the Company and the Finance Debt Issuers and will be unsecured senior or subordinated, as applicable, indebtedness of each of them as described in the applicable Prospectus Supplement. (Section 301 of the BN Indenture, and Section 3.1 of the BFI Senior Indenture and the Other Indentures.)

The Company’s guarantee of the Indenture Securities issued by the Finance Debt Issuers will be unsecured senior or subordinated, as applicable, indebtedness of the Company, including the Company’s obligations under the Indenture Securities issued under the BN Indenture.

The guarantees will be unsecured general obligations of the Company and will rank equal in right of payment with, or junior to, other unsecured and senior or subordinated debt (other than subordinated debt that has been further subordinated in accordance with its terms), as applicable, of the Company. The Debt Securities and the guarantees will be effectively subordinated to any secured indebtedness of the applicable Issuer or to the Company to the extent of the value of the assets securing such indebtedness. The guarantee by the Company of the Indenture Securities will guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Indenture Securities issued by the applicable Issuer, when and as the same shall become due and payable, whether at maturity, upon redemption, by acceleration or otherwise.

Form, Denomination, Exchange and Transfer

Unless otherwise indicated in the applicable Prospectus Supplement, Indenture Securities will be issued only in fully registered form without coupons and in denominations of $1,000 or any integral multiple thereof. (Section 302 of the BN Indenture, and Section 3.2 of the BFI Senior Indenture and Other Indentures.) Indenture Securities may be presented for exchange and Registered Debt Securities may be presented for registration of transfer in the manner, at the places and, subject to the restrictions set forth in the applicable Indenture and in the applicable Prospectus Supplement, without service charge, but upon payment of any taxes or the governmental charges due in connection therewith. Each Issuer has or will appoint, as applicable, their respective Trustees as Security Registrars under each Indenture. (Section 305 of the BN Indenture, and Section 3.5 of the BFI Senior Indenture and Other Indentures.)

Payment

Unless otherwise indicated in the applicable Prospectus Supplement, payment of the principal of, and any premium and interest on, Registered Debt Securities (other than a Registered Global Security) will be made at the Corporate Trust Office of the applicable Trustee(s) and the office or agency of the particular Issuer maintained for that purpose in Toronto, Canada (in the case of the BN Indenture, the BFI Indentures and the BFI II Indenture) or in Toronto, Canada or New York, New York (in the case of the US LLC Indenture, the AUS Issuer Indenture and the UK Issuer Indentures), except that, at the option of the particular Issuer, payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto at such address as shall appear in the applicable

Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the applicable Security Register. (Sections 305, 307, and 1002 of the BN Indenture, and Sections 3.5, 3.7 and 11.2 of the BFI Senior Indenture and the Other Indentures.) Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest due on Registered Debt Securities will be made to the Persons in whose name such Registered Debt Securities are registered at the close of business on the Regular Record Date for such interest payment. (Section 307 of the BN Indenture, and Section 3.7 of the BFI Senior Indenture and Other Indentures.)

Registered Global Securities

The Registered Debt Securities of a particular series may be issued in the form of one or more Registered Global Securities which will be registered in the name of, and deposited with, one or more Depositories or nominees, each of which will be identified in the Prospectus Supplement relating to such series. Unless and until exchanged, in whole or in part, for Indenture Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. (Section 305 of the BN Indenture, and Section 3.5 of the BFI Senior Indenture and Other Indentures.)

The specific terms of the depositary arrangement with respect to any portion of a particular series of Indenture Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a Registered Global Security, the Depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Indenture Securities represented by such Registered Global Security to the accounts of such persons having accounts with such Depositary or its nominee (“participants”) as shall be designated by the underwriters, investment dealers or agents participating in the distribution of such Indenture Securities or by the particular Issuer if such Indenture Securities are offered and sold directly by the Issuer. Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Registered Global Security will be shown on, and the transfer of such ownership will be effected only through, records maintained by the Depositary therefor or its nominee (with respect to beneficial interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States require certain purchasers of securities to take physical delivery thereof in definitive form. Such depositary arrangements and such laws may impair the ability to transfer beneficial interests in a Registered Global Security.

So long as the Depositary for a Registered Global Security or its nominee is the registered owner thereof, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Indenture Securities represented by such Registered Global Security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a Registered Global Security will not be entitled to have Indenture Securities of the series represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Indenture Securities of such series in definitive form and will not be considered the owners or Holders thereof under the applicable Indenture.

Principal, premium, if any, and interest payments on a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or nominee, as the case may be, as the registered owner of such Registered Global Security. None of the particular Issuer or Trustee or any paying agent for Indenture Securities of the series represented by such Registered Global Security will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

We expect that the Depositary for a Registered Global Security or its nominee, upon receipt of any payment of principal, premium or interest, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such Depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of such participants.

No Registered Global Security may be exchanged in whole or in part for Indenture Securities registered, and no transfer of a Registered Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Registered Global Security or a nominee thereof unless (A) such Depositary (i) has notified the particular Issuer that it is unwilling or unable to continue as Depositary for such Registered Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, and a successor securities Depositary is not obtained, (B) there shall have occurred and be continuing an Event of Default with respect to such Registered Global Security, (C) the particular Issuer determines, in its sole discretion, that the Securities of such series shall no longer be represented by such Registered Global Security and executes and delivers to the applicable Trustee(s) an Issuer order that such Registered Global Security shall be so exchangeable and the transfer thereof so registerable or (D) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated in the applicable Indenture. (Section 305 of the BN Indenture, and Section 3.5.2 of the BFI Senior Indenture and the Other Indentures.)

Consolidation, Merger, Amalgamation and Sale of Assets

Pursuant to the BN Indenture, the Company shall not enter into any transaction (whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person (the “BN Successor Corporation”) unless: (a) the Company and the BN Successor Corporation shall have executed, prior to or contemporaneously with the consummation of such transaction, such instruments and done such things as, in the opinion of counsel, are necessary or advisable to establish that, upon the consummation of such transaction, (i) the BN Successor Corporation will have assumed all the covenants and obligations of the Company under the BN Indenture in respect of the Indenture Securities of every series issued thereunder, and (ii) the Indenture Securities of every series issued under the BN Indenture will be valid and binding obligations of the BN Successor Corporation entitling the Holders thereof, as against the BN Successor Corporation, to all the rights of Holders of Indenture Securities under the BN Indenture; and (b) such transaction shall be on such terms and shall be carried out at such times and otherwise in such manner as shall not be prejudicial to the interests of the Holders of the Indenture Securities of each and every series or to the rights and powers of the Trustee under the BN Indenture. (Section 801 of the BN Indenture.)

Pursuant to the BFI Senior Indenture and the Other Indentures, neither the applicable Finance Debt Issuer nor the Company (in each case for purposes of this description, a “Predecessor”) shall enter into any transaction (whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person (in each case for purposes of this description, a “Successor”) unless: (a) the Predecessor and the Successor shall have executed, prior to or contemporaneously with the consummation of such transaction, such instruments and done such things as, in the opinion of counsel, are necessary or advisable to establish that, upon the consummation of such transaction, (i) the Successor will have assumed all the covenants and obligations of the Predecessor under the applicable Indenture in respect of the Indenture Securities of every series issued thereunder, and in the case of the Company, its guarantee of the Indenture Securities and (ii) the Indenture Securities of every series issued by the Predecessor will be valid and binding obligations of the Successor, entitling the Holders thereof, as against the Successor, to all the rights of Holders of Indenture Securities under the applicable Indenture; and (b) such transaction shall be on such terms and shall be carried out at such times and otherwise in such manner as shall not be prejudicial to the interests of the Holders of applicable Indenture Securities of each and every series or to the rights and powers of the applicable Trustee(s) under the applicable Indenture; provided, however, that such restrictions are not applicable to any sale or transfer by the applicable Finance Debt Issuer or the Company to any one or more of their subsidiaries. (Section 9.1 of the BFI Senior Indenture and the Other Indentures.)

Events of Default

Unless otherwise indicated in any Prospectus Supplement, each Indenture provides that the following will constitute an Event of Default under such Indenture (except subsection (f) below which is not an Event of Default under the BN Indenture and subsection (g) below which is not an Event of Default under the Other Indentures) with respect to Indenture Securities of any series issued by the Company and each Finance Debt Issuer: (a) failure to pay principal of, or any premium on, any Indenture Security of that series when due; (b) failure to pay any interest on any Indenture Securities of that series when due, which failure continues for 30 days; (c) other than with respect to the US LLC Indenture, default in the payment of principal and interest on any Indenture Security required to be purchased pursuant to an Offer to Purchase made pursuant to the terms of the Indenture Securities of such series; (d) failure to deposit any sinking fund payment, when due, in respect of any Indenture Security of that series; (e) failure of any Finance Debt Issuer and/or the Company to perform, as applicable, any other covenant in the relevant Indenture (other than a covenant included in such indentures solely for the benefit of a series other than that series), which failure continues for 60 days after written notice has been given by the respective Trustee or the Holders of at least 25% in aggregate principal amount of Outstanding Securities of that series, as provided in the relevant Indenture; (f) the Company’s guarantee of all obligations related to that series shall, for any reason, cease to be, or the Company shall assert in writing to the relevant Trustee or the Holders thereof that such guarantee is not in full force and effect and enforceable against the Company in accordance with its terms; (g) failure by the Company to make any payment of principal of, or interest on, any obligation for borrowed money (other than an obligation payable on demand or maturing less than 12 months from the creation or issue thereof) having an outstanding principal amount in excess of 5% of the Company’s Consolidated Net Worth in the aggregate at the time of default or any failure in the performance of any other covenant of the Company contained in any instrument under which such obligations are created or issued and if the holders thereof, or a trustee, if any, for such holders declare such obligations to be due and payable prior to the stated maturities thereof, provided that if such default is waived by such holders or trustee, then the Event of Default under the applicable Indenture shall be deemed to be waived without further action on the part of the applicable Trustee(s) or the Holders; (h) certain events of bankruptcy, insolvency or reorganization affecting the Company and/or the Finance Debt Issuers; and (i) any other Events of Default provided with respect to the Indenture Securities of such series, as described in the applicable Prospectus Supplement. (Section 501 of the BN Indenture, and Section 6.1 of the BFI Senior Indenture and the Other Indentures.)

If an Event of Default (other than an Event of Default related to certain events of bankruptcy, insolvency or reorganization affecting the Company and any Finance Debt Issuer, and the Company in its capacity as guarantor under the applicable Indenture of each Finance Debt Issuer) with respect to the Indenture Securities of any series at the time outstanding shall occur and be continuing either the applicable Trustee(s) or the Holders of at least 25% in aggregate principal amount of Outstanding Securities of that series by notice, as provided in the applicable Indenture, may declare the principal amount of the Indenture Securities of that series to be due and payable immediately. If an Event of Default related to certain events of bankruptcy, insolvency or reorganization affecting any Issuer occurs with respect to the Indenture Securities of any series at the time outstanding, the principal amount of all the Indenture Securities of that series will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. (Section 502 of the BN Indenture, Section 6.2 of the BFI Senior Indenture and the Other Indentures.) For information as to waiver of defaults, see “— Modification and Waiver”.

Each Indenture provides that the applicable Trustee(s) will be under no obligation to exercise any of its rights or powers under the applicable Indenture (or, in the case of the BFI Senior Indenture and the Other Indentures, commence or continue any act, action or proceeding for enforcing any rights of the Trustee(s)) at the request or direction of any of the applicable Holders, unless such Holders shall have offered to such Trustee(s) indemnity satisfactory to such Trustee(s) (or, in the case of the BFI Senior Indenture and the Other Indentures, sufficient funds to commence or continue compliance with such request and an indemnity to protect the Trustee(s) against losses suffered in compliance with such request). (Section 603 of the BN Indenture, Section 7.5 of the BFI Senior Indenture and the Other Indentures.) Subject to such provisions for the indemnification of the particular Trustee(s), the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series issued under the applicable Indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Trustee(s) or exercising any trust or power conferred on such Trustee(s) with respect to the Indenture Securities of that series. (Section 512 of the BN Indenture and Section 6.12 of the BFI Senior Indenture and the Other Indentures.)

No Holder of an Indenture Security of any series will have any right to institute any proceeding with respect to the particular Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the applicable Trustee(s) written notice of a continuing Event of Default with respect to the Indenture Securities of that series, (ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series have made a written request, and such Holder or Holders have offered reasonable indemnity, or in the case of the Other Indentures, indemnity reasonably satisfactory to each Trustee, to the applicable Trustee(s) to institute such proceeding as trustee, and (iii) the applicable Trustee(s) has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 507 of the BN Indenture, Section 6.7 of the BFI Senior Indenture and the Other Indentures.) However, such limitations do not apply to a suit instituted by a Holder of an Indenture Security for the enforcement of payment of the principal of, or of any premium or interest on, such Indenture Security on or after the applicable due date specified in such Indenture Security. (Section 508 of the BN Indenture, Section 6.8 of the BFI Senior Indenture and the Other Indentures.)

The Company and each Finance Debt Issuer are each required to furnish to their respective Trustees an annual and a quarterly statement by certain of its officers as to whether or not each Issuer, as applicable, to their best knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults and the nature and status thereof. (Section 1004 of the BN Indenture, and Section 11.4 of the BFI Senior Indenture and Other Indentures.) In addition, the US LLC Issuer, the AUS Issuer and the UK Issuer are or will be required to deliver an annual compliance certificate as required under the Trust Indenture Act. (Section 11.4(d) of the US LLC Indenture, the AUS Issuer Indenture and the UK Issuer Indentures.)

Defeasance

Each Indenture provides that, at the option of the applicable Issuer, the Issuer and, in the case of the BFI Senior Indenture and the Other Indentures, the Company will be discharged from any and all obligations in respect of any Outstanding Securities upon irrevocable deposit with the applicable Trustee(s), in trust, of money and/or Government Obligations which will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of or premium, if any, and each instalment of interest, if any, on such Outstanding Securities (“Defeasance”). Such trust may only be established if certain customary conditions precedent are satisfied, including, among other things, confirmation that Holders will not recognize gain or loss for U.S. federal income tax purposes as a result of such Defeasance. The Issuer may exercise its Defeasance option notwithstanding its prior exercise of its Covenant Defeasance (as defined below) option described in the following paragraph if the Issuer meets the conditions precedent at the time the Issuer exercises the Defeasance option.

Each Indenture provides that, at the option of the Issuer, unless and until the Issuer has exercised its Defeasance option described in the preceding paragraph, the Issuer may omit to comply with certain restrictive covenants and such omission shall not be deemed to be an Event of Default under the Indenture and the Outstanding Securities upon irrevocable deposit with the applicable Trustee(s), in trust, of money and/or Government Obligations which will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, if any, and each instalment of interest, if any, on the Outstanding Securities of the Issuer (“Covenant Defeasance”). In the event the Issuer exercises its Covenant Defeasance option, the obligations under the applicable Indenture (other than with respect to such covenants and the Events of Default other than the Events of Default relating to such covenants above) shall remain in full force and effect. Such trust may only be established if certain customary conditions precedent are satisfied, including, among other things, confirmation that Holders will not recognize gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance. (Article Thirteen of the BN Indenture, Article Fourteen of the BFI Senior Indenture and the Other Indentures.)

Modification and Waiver

Modifications and amendments of an Indenture may be made by the Company, the Issuer (if other than the Company) and the applicable Trustee(s) with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series of Indenture Securities affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby, (a) change the Stated Maturity of the principal of, or any instalment of interest on, any Outstanding Security, (b) reduce the principal amount of (or the premium), or interest on, any Outstanding Security, (c) reduce the amount of the principal of any Outstanding Security payable upon the acceleration of the maturity thereof, (d) change the currency (or, with respect to the BN Indenture and the BFI Senior Indenture, the place) of payment of principal of (or the premium), or interest on, any Outstanding Security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Outstanding Security, (f) reduce the above-stated percentage of Outstanding Securities necessary to modify or amend the particular Indenture, (g) reduce the percentage of aggregate principal amount of Outstanding Securities necessary for waiver of compliance with certain provisions of the particular Indenture or for waiver of certain defaults, (h) modify any provisions of the particular Indenture relating to the modification and amendment of such Indenture or the waiver of past defaults or covenants, except as otherwise specified, (i) in the case of the BFI Subordinated Indenture, modify the provisions of the indenture relating to subordination in a manner that adversely affects the rights of Holders of Indenture Securities, or (j) other than with respect to the US LLC Indenture, following the mailing of any Offer to Purchase, modify any Offer to Purchase for such Outstanding Security required to be made pursuant to the terms of such Outstanding Security in a manner materially adverse to the Holders thereof. (Section 902 of the BN Indenture and Section 10.2 of the BFI Senior Indenture and Other Indentures.) In the case of Other Indentures, no such modification or waiver may, without consent of the Holder of each Outstanding Security affected thereby, (a) change the dates or times fixed for redemption thereof, or (b) release the Company from its Guarantee under the Other Indentures.

Each Indenture provides that the Company or the Issuer (if other than the Company) may modify and amend such Indenture without the consent of any holder of Indenture Securities for any of the following purposes: (a) to evidence the succession of another person to the Issuer or the Company, as applicable, and the assumption by any such successor of the covenants of the Issuer or the Company, as applicable, under such Indenture and in the Indenture Securities; (b) in the case of the Other Indentures, to evidence the addition of a co-obligor or guarantor in respect of any or all series of the Indenture Securities under the Other Indentures, as may be permitted in accordance with the terms of such Indenture Securities; (c) to add to the covenants of the Finance Debt Issuer or the Company, as applicable, for the benefit of the holders of any series of Indenture Securities (and if such covenants are to be for the benefit of less than all series of Indenture Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power (but not, in the case of the Other Indentures, any obligation, except any obligation concomitant to such right or power) in such Indenture conferred upon the Finance Debt Issuer or the Company, as applicable; (d) to add any additional Events of Default for the benefit of the holders of all or any series of Indenture Securities (and if such additional Events of Default are to be for the benefit of less than all series of Indenture Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); (e) to add to, change or eliminate any of the provisions of such Indenture in respect of one or more series of Indenture Securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any Indenture Security of any series created prior to the execution of the applicable supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such Indenture Security with respect to such provision or (ii) shall become effective only when there is no such Indenture Security outstanding; (f) to secure the Indenture Securities pursuant to the requirements of any provision in such Indenture or any indenture supplemental thereto or otherwise; (g) to establish the form or terms of Indenture Securities of any series as permitted under the Indenture and, in the case of the BFI Senior Indenture and the Other Indentures, if required, to provide for the appointment of a co-trustee, and in the case of Other Indentures, to provide for the appointment of other agents; (h) to evidence and provide for the acceptance of appointment under such Indenture by a successor trustee with respect to the Indenture Securities of one or more series and to add to or change any of the provisions in such Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee (or other agents, in the case of Other Indentures), pursuant to the requirements of such Indenture; (i) to add to or change any of the provisions of such Indenture to such extent as shall be necessary to permit or facilitate the issuance of Indenture Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Indenture Securities in uncertificated form; (j) in the case of the US LLC Indenture, the AUS Issuer Indenture and the UK Issuer Indentures, to comply with any requirements of the Trust Indenture Legislation including without limitation in connection with qualifying, or maintaining the qualification of, the US LLC Indenture, the AUS Issuer Indenture or the UK Issuer Indentures, as applicable, under the Trust Indenture Act; or (k) to cure any ambiguity, to correct or supplement any provision in such Indenture which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising thereunder, provided that such action shall not adversely affect, in the case of the BFI Senior Indenture and the Other Indentures, in any material respect, the interests of the holders of Indentures Securities of any series. (Section 901 of the BN Indenture and Section 10.1 of the BFI Senior Indenture and the Other Indentures.)

The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series, on behalf of all Holders of Outstanding Securities of such series, may waive compliance by the Issuer with certain restrictive provisions of the particular Indenture. (Section 1009 of the BN Indenture, Section 11.10 of the BFI Senior Indenture and Section 11.6 of the Other Indentures.) Subject to certain rights of the particular Trustee, as provided in the applicable Indenture, the Holders of a majority in aggregate principal amount of the Outstanding Securities issued under such Indenture, on behalf of all holders of Outstanding Securities of such series, may waive any past default under such Indenture, except a default in the payment of principal, premium or interest or in respect of a covenant or provision of such Indenture which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected. (Section 513 of the BN Indenture, Section 6.13 of the BFI Senior Indenture and the Other Indentures.)

Consent to Jurisdiction and Service under BN Indenture

The BN Indenture provides that the Company irrevocably appoints CT Corporation System, 1633 Broadway, New York, New York, 10019, as its agent for service of process in any suit, action or proceeding arising out of or relating to the BN Indenture and the Indenture Securities and for actions brought under federal or state securities laws brought in any federal or state court located in the Borough of Manhattan in the City of New York and submit to such jurisdiction.

Consent to Jurisdiction and Service under the BFI Senior Indenture and the Other Indentures

The BFI Senior Indenture and the Other Indentures provide, or will provide, that the Finance Debt Issuers irrevocably appoint Brookfield Asset Management LLC, Brookfield Place, 250 Vesey Street, 15th Floor, New York, NY 10281-1023, as their agent for service of process in any suit, action or proceeding arising out of or relating to the relevant Indenture and the Indenture Securities and for actions brought under federal or state securities laws brought in any federal or state court located in the Borough of Manhattan in the City of New York and submit to such jurisdiction.

Enforceability of Judgments against the Company

Since a substantial portion of the Company’s assets are outside the United States, any judgment obtained in the United States against the Company, including any judgment with respect to the payment of interest and principal on the Indenture Securities, may not be collectible within the United States.

The Company has been informed by its Canadian counsel, Torys LLP (“Torys”), that a court of competent jurisdiction in the Province of Ontario would enforce a final and conclusive judgment in personam of a court sitting in the Borough of Manhattan, the City of New York, New York (a “New York Court”) that is subsisting and unsatisfied respecting the enforcement of any of the Indentures and the Indenture Securities that is not impeachable as void or voidable under the internal laws of the State of New York for a sum certain if: (i) the court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of the Province of Ontario (and submission by the Company in the Indenture to the jurisdiction of the New York Court will be sufficient for the purpose); (ii) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such term is understood under the laws of the Province of Ontario, or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments referred to in those statutes or to an order or regulation made by the Governor in Council under the Special Economic Measures Act (Canada) or the United Nations Act (Canada) in respect of certain activities or measures referred to in those statutes; (iii) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws; (iv) the action to enforce such judgment is commenced within the applicable limitation period; and (v) the courts of the Province of Ontario have not decided to stay or decline to hear an action on such judgment because there is another subsisting judgment in any jurisdiction relating to the same cause of action. The enforcement of any such judgment may also be affected by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally, and an Ontario court will render judgment only in Canadian dollars. The Company has been advised by Torys that a monetary judgment of a New York Court predicated solely upon the civil liability provisions of United States federal securities laws would likely be enforceable in the Province of Ontario if the New York Court had a basis for jurisdiction in the matter that would be recognized by a court in Ontario for such purposes. There is no assurance that this will be the case. It is less certain that an action could be brought in the Province of Ontario in the first instance on the basis of liability predicated solely upon such laws.

Governing Law

The Indentures, Indenture Securities and the rights, powers, duties or responsibility of Computershare U.S. will be governed by the laws of the State of New York, except with respect to the rights, powers, duties or responsibility of the remaining Trustees (including Computershare Canada), which shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein. (Section 113 of the BN Indenture and Section 1.13 of the BFI Senior Indenture and the Other Indentures.)

The Trustees

Computershare Canada is currently, or is expected to be, the BN Trustee, the BFI Trustee, the BFI II Trustee and the Canadian trustee under the US LLC Indenture, the AUS Issuer Indenture and the UK Issuer Indentures. Computershare U.S. is, or is expected to be, the U.S. trustee under the US LLC Indenture, the AUS Issuer Indenture and the UK Issuer Indentures. None of the Trustees make any representation or warranty as to the accuracy or validity of the information contained herein.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indentures. Reference is made to each Indenture for the full definition of each such term, as well as any other terms used herein for which no definition is provided (Section 101 of the BN Indenture and Section 1.1 of the BFI Senior Indenture and the Other Indentures, as applicable).

“affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control”, when used with respect to any Person, means the power to influence the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Capital Lease Obligation” of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles and which has a term of at least 36 months. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests whether general or limited, of such Person, and, in the case of the BFI Senior Indenture and Other Indentures including units of such Person.

“Common Stock” of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

“Consolidated Net Worth” of any Person means, with respect to the BN Indenture and the BFI Senior Indenture, the consolidated stockholders’ equity of such Person, determined on a consolidated basis in accordance with generally accepted accounting principles, plus, without duplication, Qualifying Subordinated Debt and Deferred Credits; provided that with respect to the BN Indenture, adjustments following the date of the BN Indenture to the accounting books and records of the Company in accordance with U.S. Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto), or comparable standards in Canada, or otherwise resulting from the acquisition of control of the Company by another Person shall not be given effect.

“Debt” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) every Capital Lease Obligation of such Person, (vi) every obligation that could not be considered as interest in accordance with generally accepted accounting principles under Interest Rate or Currency Protection Agreements of such Person and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable for, directly or indirectly, as obligator, Guarantor or otherwise.

“Deferred Credits” means, with respect to the BN Indenture and the BFI Senior Indenture, the deferred credits of the Company (or, in the case of the BFI Senior Indenture, any Person) and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

“Government Obligation” means (x) any security which is (i) a direct obligation of the government which issued the currency, or a direct obligation of the Government of Canada issued in such currency, in which the Indenture Securities of a particular series are denominated for the payment of which its full faith and credit is pledged or (ii) obligations of a Person the payment of which is unconditionally guaranteed as its full faith and credit obligation by such government which, in the case of either subclause (i) or (ii) of this clause (x), is not callable or redeemable at the option of the issuer thereof and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act, or, in the case of the BFI Senior Indenture and the Other Indentures, as defined in the Bank Act (Canada)), as custodian with respect to any Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and “Guaranteed”, “Guaranteeing” and “Guarantor” shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

“Holder” means a Person in whose name a Security is registered in the applicable Security Register.

“Interest Rate or Currency Protection Agreement” of any Person means any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements), and/or other types of interest hedging agreements, and any currency protection agreement (including foreign exchange contracts, currency swap agreements or other currency hedging arrangements).

“Qualifying Subordinated Debt” means, with respect to the BN Indenture and the BFI Senior Indenture, Debt of the Company (i) which by its terms provides that the payment of principal of (and premium, if any) and interest on and all other payment obligations in respect of such Debt shall be subordinate to the prior payment in full of the Company’s obligations in respect of the Indenture Securities to at least the extent that no payment of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be made for so long as there exists any default in the payment of principal (or premium, if any) or interest on the Indenture Securities or any other default that, with the passing of time or the giving of notice or both, would constitute an event of default with respect to the Indenture Securities and (ii) which expressly by its terms gives the Company the right to make payments of principal in respect of such Debt in Common Stock of the Company.

“Stated Maturity”, when used with respect to any Indenture Security or any instalment of principal thereof or interest thereon, means the date specified in such Indenture Security as the fixed date on which the principal of such Indenture Security or such instalment of principal or interest is due and payable.

“Trust Indenture Legislation” means, at any time, (i) the provisions of the Business Corporations Act (Ontario) and regulations thereunder as amended or re-enacted from time to time, (ii) the provisions of any other statute of Canada or any province thereof and any regulations thereunder and (iii) the Trust Indenture Act and regulations thereunder, but, in the case of (i) the BN Indenture and the BFI Senior Indenture, only to the extent applicable under Rule 4d-9 under the Trust Indenture Act and (ii) the BFI Subordinated Indenture and the BFI II Indenture, only to the extent applicable to that indenture, in each case relating to trust indentures and to the rights, duties, and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures.

PLAN OF DISTRIBUTION

The Issuers may sell Securities and the Selling Shareholders may sell Class A Shares to or through underwriters or dealers and may also sell Securities directly to purchasers or through agents.

The distribution of Securities of any series may be effected from time to time in one or more transactions at a fixed price or prices. If offered on a non-fixed price basis, including sales of Class A Shares in transactions that are deemed to be ATM Distributions, the Securities may be offered at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be increased or decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers exceeds or is less than the gross proceeds paid by the underwriter, dealer or agent to the Issuers and/or the Selling Shareholders. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution. No Selling Shareholder may distribute Securities pursuant to an ATM Distribution.

In connection with the sale of Securities, underwriters may receive compensation from the Issuers, the Selling Shareholders and/or from purchasers of Securities for whom they may act as agents in the form of fees, commissions or concessions. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters and any such compensation received by them from the Issuers and/or the Selling Shareholders and any profit on the resale of Securities by them may be deemed to be underwriting commissions under the Securities Act. Any such person that may be deemed to be an underwriter with respect to Securities of any series will be identified in the Prospectus Supplement relating to such series.

The Prospectus Supplement relating to each series of Securities will also set forth the terms of the offering of the Securities of such series, including, to the extent applicable, (i) the names of any underwriters or agents, (ii) the purchase price or prices of the offered Securities, (iii) the initial offering price, (iv) in the case of offers and sales by the Selling Shareholders, the names of such Selling Shareholders and the number of and prices at which such Class A Shares are proposed to be sold by them, (v) the proceeds to the applicable Issuer and/or Selling Shareholder from the sale of the offered Securities, (vi) the underwriting discounts and commissions and (vii) any discounts, commissions and concessions allowed or reallowed or paid by any underwriter to other dealers.

Under agreements which may be entered into by the Issuers, the Selling Shareholders, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Issuers and/or the Selling Shareholders against certain liabilities, including liabilities under the Securities Act and Canadian provincial securities legislation, or to contribution with respect to payments which those underwriters, dealers or agents may be required to make in respect thereof. Those underwriters, dealers and agents may be customers of, engage in transactions with or perform services for the Issuers or their subsidiaries and/or the Selling Shareholders in the ordinary course of business. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Issuers, the Issuers have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Issuers of expenses incurred or paid by a director, officer or controlling person of the Issuers in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Issuers will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Unless otherwise specified in a Prospectus Supplement, each series or class of Securities will be a new issue of securities with no established trading market. Unless otherwise specified in a Prospectus Supplement relating to a series or class of Securities, the Securities will not be listed on any securities exchange. Certain broker-dealers may make a market in Securities but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the Securities of any series or as to the liquidity of the trading market for the Securities of any series.

In connection with any offering of Securities, other than an ATM Distribution, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. No agent of an ATM Distribution, and no person or company acting jointly or in concert with an agent of an ATM Distribution, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the securities or securities of the same class as the securities distributed pursuant to the ATM Distribution, including selling an aggregate number or principal amount of securities that would result in the agent creating an over-allocation position in the securities.

SELLING SHAREHOLDERS

Overview

This Prospectus also relates to offerings by the Selling Shareholders upon exercise of demand rights or piggyback rights under the Registration Rights Agreement (as defined below). The terms under which the Class A Shares will be offered and sold by any Selling Shareholder will be described in the applicable Prospectus Supplement. The Prospectus Supplement for any distribution of Class A Shares by any Selling Shareholder will include, without limitation, where applicable: (i) the number of Class A Shares owned, controlled or directed by the Selling Shareholder; (ii) the number of Class A Shares being distributed for the account of the Selling Shareholder; (iii) the number of Class A Shares to be owned, controlled or directed by the Selling Shareholder after the offering and the percentage that number represents of the total number of outstanding Class A Shares; (iv) whether the Class A Shares being sold are owned by the Selling Shareholder both of record and beneficially, of record only or beneficially only; (v) if the Selling Shareholder acquired the Class A Shares within two years preceding the date of the applicable Prospectus Supplement, the date or dates the Selling Shareholder acquired the Class A Shares; and (vi) if the Selling Shareholder acquired the Class A Shares being distributed in the 12 months preceding the date of the applicable Prospectus Supplement, the cost thereof to the Selling Shareholder in the aggregate and on a per share basis.

The Selling Shareholders may also sell Class A Shares other than pursuant to this Prospectus. The Company cannot predict when or in what amounts the Selling Shareholders may sell any of the Class A Shares qualified for distribution by this Prospectus.

Oaktree Mergers

On March 13, 2019, the Company and Oaktree Capital Group, LLC (“Oaktree”), among others, entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, certain mergers involving Oaktree, certain affiliates of Oaktree and a subsidiary of the Company were completed on September 30, 2019 (the “Oaktree Mergers”).

Exchange Agreement

The Company, Oaktree, OCGH and the Selling Shareholders, among others, are parties to a Fifth Amended and Restated Exchange Agreement (as amended, the “Exchange Agreement”). Pursuant to the terms of the Exchange Agreement, holders of OCGH units have the right to exchange from time to time their OCGH units for various forms of consideration at the election of the Company, including cash and Class A Shares.

Exchanges can be initiated only during open periods, which are during the first 60 days of each applicable calendar year. During the first open period that commenced January 1, 2020, the exchange consideration consisted only of cash. On January 1, 2021, certain holders of OCGH units became eligible to participate in an exchange (subject to certain vesting schedules); however the form of consideration in 2021 was limited to cash. All holders of OCGH units became eligible to participate in exchanges beginning on January 1, 2022 and in subsequent years thereafter. The consideration for the 2022 and 2023 open periods was paid entirely in cash.

Following the eighth anniversary of the closing date of the Oaktree Mergers, we can discontinue the exchange rights in the Exchange Agreement on 36 months’ notice. As a result, the earliest the exchange rights can be terminated is the eleventh anniversary of the closing date of the Oaktree Mergers, or September 30, 2030.

Registration Rights Agreement

On September 30, 2019, in connection with the Oaktree Mergers, the Company, OCGH and the Selling Shareholders entered into a registration rights agreement (the “Registration Rights Agreement”) in respect of the resale of Class A Shares held by the Selling Shareholders that constitute Registrable Securities (as defined below) and issuable upon exchange of OCGH units pursuant to the Exchange Agreement, subject to certain qualifications (including without limitation certain agreed upon blackout periods). The following description of certain provisions of the Registration Rights Agreement is a summary only, is not comprehensive and is qualified in its entirety by reference to the full text of the Registration Rights Agreement.

“Registrable Securities” means Class A Shares issued in an exchange to a Selling Shareholder, and any equity securities of the Company issued or issuable with regard to such Class A Shares by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization, in each case, unless and until (i) such Class A Shares are freely tradeable without volume or other limitation under Rule 144 of the Securities Act and (ii) such Selling Shareholder, together with all of his, her or its affiliates, owns less than 1% of the outstanding Class A Shares.

The Registration Rights Agreement provides a Selling Shareholder owning, together with his, her or its affiliates, more than 1% of the outstanding Class A Shares with the right (the “Demand Registration Right”) to require the Company to qualify the distribution of 1% or more of the outstanding Registrable Securities held by such Selling Shareholder and his, her or its affiliates in an underwritten offering (a “Demand Distribution”). The Selling Shareholders are entitled to request one Demand Distribution, in the aggregate, during any 12-month period.

The Registration Rights Agreement also provides the Selling Shareholders with the right (the “Piggyback Registration Right”) to require the Company to include Registrable Securities in any future public distribution of Class A Shares in Canada or the United States undertaken by the Company (a “Distribution”). The Company shall include in a Distribution all of the Registrable Securities the Selling Shareholders request to be included therein pursuant to the Piggyback Registration Right; provided, however, that if the Distribution occurs by way of an underwritten offering and the managing underwriter(s) advises the Company that, in their opinion, the total number of Class A Shares to be included in such Distribution should be limited for certain prescribed reasons, the Class A Shares to be included in the Distribution shall first be registered for the account of the Company.

In connection with an underwritten offering, the Company will agree to refrain from issuing any equity securities of the Company for a period of up to 60 days, subject to customary exceptions. The Company will generally be responsible for all reasonable expenses under the Registration Rights Agreement, excluding any underwriting discounts or commissions on any Registrable Securities sold by a Selling Shareholder.

The Registration Rights Agreement contains customary reciprocal indemnification provisions and will terminate one year following the last day of the final open period as described above under the heading “Exchange Agreement”.

The Registration Statement of which this Prospectus forms a part has been filed to provide solely for offerings by the Selling Shareholders upon exercise of the Demand Registration Right or Piggyback Registration Right.

EXEMPTIVE RELIEF

Pursuant to a decision document dated October 18, 2011 issued by the applicable securities regulators, the Company was granted exemptive relief from certain of the restricted securities requirements in National Instrument 51-102 — Continuous Disclosure Obligations, NI 41-101 and Ontario Securities Commission Rule 56-501 — Restricted Shares (collectively, the “restricted security provisions”), including the requirements to refer to the Class A Shares and the Class B Shares using a prescribed restricted security term. The Class A Shares and Class B Shares may qualify as “restricted securities” under the restricted security provisions because the Company’s constating documents contain provisions that restrict the voting rights of such securities in any election of the board of directors of the Company. See “Description of the Class A Shares”.

LEGAL MATTERS

Unless otherwise specified in a Prospectus Supplement, certain matters of Canadian and United States law relating to the validity of the Securities will be passed upon for the Company by Torys in Toronto, Ontario, and New York, New York. The partners and associates of Torys, as a group, beneficially own, directly or indirectly, less than one percent of the outstanding securities of the Company.

EXPERTS

The financial statements of the Brookfield Corporation as of December 31, 2023 and 2022, and for each of the two years in the periods ended December 31, 2023, incorporated by reference in this Prospectus, and the effectiveness of Brookfield Corporation’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

Deloitte LLP is independent with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) and within the meaning of the rules of professional conduct of the Chartered Professional Accountants of Ontario.

EXPENSES

The following are the estimated expenses of the offering of the Securities being registered under the Registration Statement, all of which has been or will be paid by us.

SEC registration fee		$516,600	†
Exchange listing fees			*
Blue sky fees and expenses			*
Trustee & transfer agent fees			*
Printing and engraving costs			*
Legal fees and expenses			*
Accounting fees and expenses			*
Miscellaneous			*

Total	$		*

†	Includes $139,050 registration fees that were carried forward from a prior registration statement.
*	The applicable Prospectus Supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of Securities.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the Commission as part of the Registration Statement: (1) for purposes of Form F-10: the documents referred to under “Documents Incorporated by Reference”; the consent of Deloitte LLP; the consent of Torys; powers of attorney; the BN Indenture, the BFI Indentures, the US LLC Indenture, the BFI II Indenture, the UK Issuer Indentures and the form of the AUS Issuer Indenture; and (2) for purposes of Form F-3: the underwriting agreement(s) in respect of offerings hereunder; the certificate of formation and limited liability company agreement of the US Pref Issuer, the US LLC Indenture, the UK Issuer Indentures and the form of the AUS Issuer Indenture; other forms of debt instruments of the US LLC Issuer, the AUS Issuer and the UK Issuer; the consent of Deloitte LLP; the opinions and consent of Torys, Herbert Smith Freehills LLP and King & Wood Mallesons; powers of attorney; and the Statements of Eligibility of Computershare Trust Company, N.A., as U.S. trustee, on Forms T-1.

FORM F-10

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO

OFFEREES OR PURCHASERS

INDEMNIFICATION OF DIRECTORS OR OFFICERS

Under the Business Corporations Act (Ontario), each of Brookfield Corporation (“BN”), Brookfield Finance Inc. (“BFI”) and Brookfield Finance II Inc. (“BFI II” and together with BN and BFI, the “F-10 Registrants”) may indemnify a present or former director or officer or another individual who acts or acted at such F-10 Registrant’s request as a director or officer, or in a similar capacity, of another entity (the “indemnified individual”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the indemnified individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the indemnified individual is involved because of that association with such F-10 Registrant or such other entity and provided that the indemnified individual acted honestly and in good faith with a view to the best interests of such F-10 Registrant or the other entity, as the case may be, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such indemnified individual had reasonable grounds for believing that his or her conduct was lawful. A F-10 Registrant may, with court approval, indemnify an indemnified individual in respect of an action by or on behalf of a F-10 Registrant or such other entity to obtain a judgment in its favour, to which the indemnified individual is made a party because of their association with a F-10 Registrant or such other entity. An indemnified individual is entitled to indemnification from such F-10 Registrant as a matter of right if such indemnified individual was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the indemnified individual ought to have done and fulfilled the conditions set forth above.

In accordance with the Business Corporations Act (Ontario), the board of directors of BN approved a resolution (the “Resolution”) dated August 1, 1997 providing for the following:

(i)

BN shall indemnify a director or officer of BN, a former director or officer of BN or a person who acts or acted at BN’s request as a director or officer of a body corporate of which BN is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of BN or such body corporate (except in respect of an action by or on behalf of BN or such body corporate to procure a judgment in its favor), if

(a)	he or she acted honestly and in good faith with a view to the best interests of BN, and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful;

(ii)

BN shall, with the prior approval of the court having jurisdiction, indemnify a person referred to in (i) above in respect of an action by or on behalf of BN or such body corporate to procure a judgment in its favor, to which he or she is made a party by reason of being or having been a director or an officer of BN or such body corporate, against all costs, charges and expenses reasonably incurred by him or her in connection with such action if he or she fulfils the conditions set out in paragraphs (i)(a) and (b) above; and

F-10, II-1

(iii)

notwithstanding anything in (i) and (ii) above, a person referred to in (i) above shall be indemnified by BN in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of BN or body corporate, if the person seeking indemnity,

(a)	was substantially successful on the merits in his or her defense of the action or proceeding, and

(b)	fulfills the conditions set out in paragraphs (i)(a) and (b) above.

Nothing in the by-laws or resolutions of BN limits the right of any person entitled to claim indemnity apart from the indemnity provided pursuant to the Resolution.

A policy of directors’ and officers’ liability insurance is maintained by BN which insures, subject to certain exclusions, directors and officers for losses as a result of claims against the directors and officers of BN in their capacity as directors and officers and also reimburses BN for payments made pursuant to the indemnity provided by BN pursuant to the Resolution or as required or permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling each of the F-10 Registrants pursuant to the foregoing provisions, such F-10 Registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

F-10, II-2

EXHIBITS TO FORM F-10

The following exhibits have been filed or incorporated by reference as part of this Registration Statement:

EXHIBIT NUMBER	DESCRIPTION

4.1	Annual Information Form of BN for the financial year ended December 31, 2023 (incorporated by reference from Exhibit 99.1 to BN’s Annual Report on Form 40-F for the year ended December 31, 2023, filed on March 19, 2024)

4.2	Audited comparative consolidated financial statements of BN and the notes thereto for the financial years ended December 31, 2023 and 2022, together with the report of the independent registered public accounting firm thereon (incorporated by reference from Exhibit 99.2 to BN’s Annual Report on Form 40-F for the year ended December 31, 2023, filed on March 19, 2024)

4.3	Management’s discussion and analysis for the audited comparative consolidated financial statements of BN for the financial years ended December 31, 2023 and 2022 (incorporated by reference from Exhibit 99.2 to BN’s Annual Report on Form 40-F for the year ended December 31, 2023, filed on March 19, 2024)

4.4	Management Information Circular for BN’s 2024 annual meeting of shareholders (incorporated by reference from Exhibit 99.2 to BN’s Form 6-K, filed on May 7, 2024)

4.5	Unaudited comparative interim consolidated financial statements of BN and the notes thereto for the three months ended March 31, 2024 and 2023 (incorporated by reference from pages 65 to 87 of Exhibit 99.1 to BN’s Form 6-K filed on May 14, 2024)

4.6	Management’s discussion and analysis for the unaudited comparative interim consolidated financial statements of BN for the three months ended March 31, 2024 and 2023 (incorporated by reference from pages 9 to 61 of Exhibit 99.1 to BN’s Form 6-K filed on May 14, 2024)

5.1	Consent of Deloitte LLP

6.1	Powers of Attorney (BN) (included on the signature pages of this Form F-10)

6.2	Powers of Attorney (BFI) (included on the signature pages of this Form F-10)

6.3	Powers of Attorney (BFI II) (included on the signature pages of this Form F-10)

7.1	Trust Indenture, dated as of September 20, 1995, between BN and Computershare Trust Company of Canada (formerly Montreal Trust Company of Canada), as trustee (incorporated by reference from Exhibit 7.1 to BN’s Form F-9 filed on January 21, 2004)

7.2	Trust Indenture, dated as of June 2, 2016, among BFI, as the issuer, BN, as guarantor, and Computershare Trust Company of Canada, as trustee (incorporated by reference from Exhibit 99.1 to BN’s Form 6-K filed on June 2, 2016)

7.3	Subordinated Trust Indenture, dated as of October 16, 2020, among BFI, as the issuer, BN, as guarantor, and Computershare Trust Company of Canada, as trustee (incorporated by reference from Exhibit 99.2 to BN’s Form 6-K filed on October 16, 2020)

F-10, II-3

EXHIBIT NUMBER	DESCRIPTION

7.4	Trust Indenture, dated as of November 24, 2020, among Brookfield Finance I (UK) plc, as the issuer, BN, as guarantor, Computershare Trust Company of Canada, as Canadian trustee, and Computershare Trust Company, N.A., as U.S. trustee (incorporated by reference from Exhibit 99.1 to BN’s Form 6-K filed on November 24, 2020)

7.5	Trust Indenture, dated as of July 26, 2021, among Brookfield Finance I (UK) plc, as the issuer, BN, as guarantor, Computershare Trust Company of Canada, as Canadian trustee, and Computershare Trust Company, N.A., as U.S. trustee (incorporated by reference from Exhibit 99.1 to BN’s Form 6-K filed on July 26, 2021)

7.6	Trust Indenture, dated as of December 14, 2022, among BFI II, as the issuer, BN, as guarantor, and Computershare Trust Company of Canada, as trustee (incorporated by reference from Exhibit 99.1 to BN’s Form 6-K filed on December 14, 2022)

7.7	Trust Indenture, dated as of June 14, 2023, among Brookfield Capital Finance LLC, as the issuer, BN, as guarantor, Computershare Trust Company of Canada, as Canadian trustee, and Computershare Trust Company, N.A., as U.S. trustee (incorporated by reference from Exhibit 99.1 to BN’s Form 6-K filed on June 14, 2023)

7.8	Form of Trust Indenture among Brookfield Finance (Australia) Pty Ltd, as the issuer, BN, as guarantor, Computershare Trust Company of Canada, as Canadian trustee, and Computershare Trust Company, N.A., as U.S. trustee (incorporated by reference from Exhibit 7.6 to BN’s Form F-10/A filed on October 6, 2020)

107	Filing Fee Table

F-10, II-4

FORM F-10

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

ITEM 1.	UNDERTAKING.

The F-10 Registrants undertake to make available, in person or by telephone, representatives to respond to inquiries made by the U.S. Securities and Exchange Commission (the “Commission”) staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

CONSENT TO SERVICE OF PROCESS.

Concurrently with the filing of this Registration Statement on Form F-10, each F-10 Registrant will file with the Commission a written irrevocable consent and power of attorney on Form F-X.

Concurrently with the filing of this Registration Statement on Form F-10, Computershare Trust Company of Canada, the Canadian trustee under each of the trust indentures filed as exhibits hereto (the “Canadian Trustee”), will file with the Commission a written irrevocable consent and power of attorney on Form F-X.

Any change to the name or address of the agent for service of each F-10 Registrant or the Canadian Trustee shall be communicated promptly to the Commission by amendment of the Form F-X referencing the file number of this Registration Statement.

F-10, III-1

FORM F-10

SIGNATURES OF BROOKFIELD CORPORATION

Pursuant to the requirements of the Securities Act of 1933, Brookfield Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on May 21, 2024.

BROOKFIELD CORPORATION

By:	/s/ Nicholas Goodman
Name: Nicholas Goodman Title: Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Bruce Flatt, Nicholas Goodman and Swati Mandava his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including amendments to be declared effective in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the following capacities on May 21, 2024.

Signature	Title

/s/ Bruce Flatt Bruce Flatt	Director and Chief Executive Officer (Principal Executive Officer)

/s/ Nicholas Goodman Nicholas Goodman	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ M. Elyse Allan M. Elyse Allan	Director

/s/ Jeffrey M. Blidner Jeffrey M. Blidner	Director and Vice Chairman

F-10, III-2

Signature	Title

/s/ Angela F. Braly Angela F. Braly	Director

/s/ Jack L. Cockwell Jack L. Cockwell	Director

/s/ Janice Fukakusa Janice Fukakusa	Director

/s/ Maureen V. Kempston Darkes Maureen V. Kempston Darkes	Director

/s/ Brian D. Lawson Brian D. Lawson	Director and Vice Chairman

/s/ Howard S. Marks Howard S. Marks	Director

/s/ Frank J. McKenna Frank J. McKenna	Chairman of the Board of Directors

/s/ Rafael Miranda Rafael Miranda	Director

/s/ Lord Augustine Thomas O’Donnell Lord Augustine Thomas O’Donnell	Director

/s/ Hutham S. Olayan Hutham S. Olayan	Director

/s/ Diana L. Taylor Diana L. Taylor	Director

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FORM F-10

SIGNATURES OF BROOKFIELD FINANCE INC.

Pursuant to the requirements of the Securities Act of 1933, Brookfield Finance Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on May 21, 2024.

BROOKFIELD FINANCE INC.

By:	/s/ Patrick Taylor
Name: Patrick Taylor Title: Vice President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Patrick Taylor and Nicholas Goodman his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including amendments to be declared effective in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the following capacities on May 21, 2024.

Signature	Title

/s/ Patrick Taylor Patrick Taylor	Vice President signing in the capacity of Chief Executive Officer (Principal Executive Officer)

/s/ Nicholas Goodman Nicholas Goodman	Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/s/ Marcel R. Coutu Marcel R. Coutu	Director

/s/ David W. Kerr David W. Kerr	Director

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FORM F-10

SIGNATURES OF BROOKFIELD FINANCE II INC.

Pursuant to the requirements of the Securities Act of 1933, Brookfield Finance II Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on May 21, 2024.

BROOKFIELD FINANCE II INC.

By:	/s/ Patrick Taylor
Name: Patrick Taylor Title: Vice President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Patrick Taylor and Nicholas Goodman as his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including amendments to be declared effective in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the following capacities on May 21, 2024.

Signature	Title

/s/ Patrick Taylor Patrick Taylor	Vice President signing in the capacity of Chief Executive Officer (Principal Executive Officer)

/s/ Nicholas Goodman Nicholas Goodman	Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/s/ Marcel R. Coutu Marcel R. Coutu	Director

/s/ David W. Kerr David W. Kerr	Director

F-10, III-5

AUTHORIZED U.S. REPRESENTATIVE

OF

BROOKFIELD CORPORATION

BROOKFIELD FINANCE INC.

BROOKFIELD FINANCE II INC.

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Brookfield Corporation, Brookfield Finance Inc. and Brookfield Finance II Inc. in the United States, on May 21, 2024.

BROOKFIELD ASSET MANAGEMENT LLC

By:	/s/ Kathy Sarpash
Name: Kathy Sarpash Title: Secretary

F-10, III-6

FORM F-3

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Brookfield Capital Finance LLC (the “US LLC Issuer”) and Brookfield Finance II LLC (the “US Pref Issuer”)

The US LLC Issuer and the US Pref Issuer are Delaware limited liability companies. Section 18-108 of the Delaware Limited Liability Company Act, as amended (“DE LLC Act”), provides that a limited liability company may, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreements (each, a “LLC Agreement”) of the US LLC Issuer and the US Pref Issuer contain indemnification provisions that generally provide that the US LLC Issuer and the US Pref Issuer will indemnify, to the fullest extent permitted under the DE LLC Act, each member and each manager, officer, employee or agent of the US LLC Issuer and the US Pref Issuer, as applicable, against all expenses, liabilities and losses (including, without limitation, reasonable attorneys’ fees and expenses, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such person made a party or threatened to be made a party to or involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative or in the nature of an alternative dispute resolution by reason of the fact that such person is or was a member or a manager, officer, employee or agent of the US LLC Issuer and/or the US Pref Issuer or is or was serving as a shareholder, manager, officer, employee or agent of a subsidiary of the US LLC Issuer and/or the US Pref Issuer, other than in the case of bad faith, intentional misconduct or knowing violation of law.

A policy of directors’ and officers’ liability insurance is maintained by the US LLC Issuer and the US Pref Issuer, which insures, subject to certain exclusions, directors, officers and/or managers for losses as a result of claims against the directors and officers of the US LLC Issuer and/or the US Pref Issuer, as applicable, in their capacity as directors, officers and/or managers and also reimburses the US LLC Issuer and/or the US Pref Issuer for payments made pursuant to the indemnity provided by the US LLC Issuer and/or the US Pref Issuer pursuant to its LLC Agreement or as required or permitted by law.

Brookfield Finance (Australia) Pty Ltd (the “AUS Issuer”)

Section 199A(1) of the Corporations Act 2001 (Commonwealth) (the “Corporations Act”) provides that a company or a related body corporate must not exempt a person from a liability to the company incurred as an officer of the company.

Section 199A(2) of the Corporations Act provides that a company or a related body corporate must not indemnify a person against any of the following liabilities incurred as an officer of the company:

•	a liability owed to the company or a related body corporate;

•	a liability for a pecuniary penalty order or compensation order under specified provisions of the Corporations Act; or

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•	a liability that is owed to someone other than the company or a related body corporate that did not arise out of conduct in good faith.

Section 199A(2) does not apply to a liability for legal costs.

Section 199A(3) provides that a company or a related body corporate must not indemnify a person against legal costs incurred in defending an action for a liability incurred as an officer of the company if the costs are incurred:

•	in defending or resisting proceedings in which the person is found to have a liability for which they could not be indemnified under Section 199A(2); or

•	in defending or resisting criminal proceedings in which the person is found guilty; or

•

in defending or resisting proceedings brought by the Australian Securities and Investments Commission (ASIC) or a liquidator for a court order if the grounds for making the order are found by the court to have been established (this does not apply to costs incurred in responding to actions taken by ASIC or a liquidator as part of an investigation before commencing proceedings for the court order); or

•	in connection with proceedings for relief to the person under the Corporations Act in which the court denies the relief.

Section 199B of the Corporations Act provides that a company or a related body corporate must not pay, or agree to pay, a premium for a contract insuring a person who is or has been an officer of the company against a liability (other than one for legal costs) arising out of:

•	conduct involving a willful breach of any duty in relation to the company; or

•	a contravention of the officer’s duties under the Corporations Act not to improperly use their position or make improper use of information obtained as an officer.

For the purpose of Sections 199A and 199B, an “officer” of a company includes:

•	a director or secretary;

•	a person who makes, or participates in making, decisions that affect the whole, or a substantial part, of the business of the company;

•	a person who has the capacity to significantly affect the company’s financial standing; and

•	a person in accordance with whose instructions or wishes the directors of the company are accustomed to act.

The AUS Issuer’s Constitution provides that it may indemnify a person who is, or has been, an officer of the AUS Issuer, to the full extent permissible by law, out of its property against any liability incurred by such person as an officer of the AUS Issuer and legal costs incurred in defending an action for a liability incurred by that person as an officer of the AUS Issuer, except in respect of a liability or legal cost for which the AUS Issuer is prohibited from indemnifying the officer pursuant to the Corporations Act.

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The AUS Issuer maintains a directors’ and officers’ liability insurance policy. The AUS Issuer has entered into deeds of indemnity with its directors and officers against certain liabilities incurred as a director or officer, including costs and expenses associated in successfully defending legal proceedings.

Brookfield Finance I (UK) plc (the “UK Issuer”)

The UK Issuer’s memorandum and articles of association contain indemnification provisions for the benefit of the UK Issuer’s directors to the extent permitted by English law. However, such provisions are limited by the Companies Act 2006 (the “Companies Act”), which prescribe that an advance commitment to indemnify only permits a company to pay the costs or discharge the liability of a director or company secretary where judgment is given in favor of the director or company secretary in any civil or criminal action in respect of such costs or liability, or where an English court grants relief because the director or company secretary acted honestly and reasonably and ought fairly to be excused. Any provision whereby an English company seeks to commit in advance to indemnify its directors or company secretary over and above the limitations imposed by the Companies Act will be void, whether contained in its articles of association or any contract between the Registrant and the director or company secretary. This restriction does not apply to the UK Issuer’s executive officers who are not directors, the company secretary or other persons who would be considered “officers” within the meaning of the Companies Act.

The following provisions of the Companies Act provide as follows:

“232 Provisions protecting directors from liability

1.

Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

2.

Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void except as permitted by —

(a)	section 233 (provision of insurance),

(b)	section 234 (qualifying third party indemnity provision), or

(c)	section 235 (qualifying pension scheme indemnity provision).

3.	This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.

4.	Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.”

“233 Provision of insurance

Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.”

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“234 Qualifying third party indemnity provision

1.	Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.

2.	Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company.

Such provision is qualifying third party indemnity provision if the following requirements are met.

3.	The provision must not provide any indemnity against —

(a)	any liability of the director to pay —

(i)	a fine imposed in criminal proceedings, or

(ii)	a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b)	any liability incurred by the director —

(i)	in defending criminal proceedings in which he is convicted, or

(ii)	in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or

(iii)	in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

4.	The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.

5.	For this purpose —

(a)	a conviction, judgment or refusal of relief becomes final —

(i)	if not appealed against, at the end of the period for bringing an appeal, or

(ii)	if appealed against, at the time when the appeal (or any further appeal) is disposed of, and

(b)	an appeal is disposed of —

(i)	if it is determined and the period of bringing any further appeal has ended, or

(ii)	if it is abandoned or otherwise ceases to have effect.

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6.

The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).”

“235 Qualifying pension scheme indemnity provision

1.	Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying pension scheme indemnity provision.

2.

Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme.

Such provision is qualifying pension scheme indemnity provision if the following requirements are met.

3.	The provision must not provide any indemnity against —

(a)	any liability of the director to pay —

(i)	a fine imposed in criminal proceedings, or

(ii)	a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b)	any liability incurred by the director in defending criminal proceedings in which he is convicted.

4.	The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.

5.	For this purpose —

(a)	a conviction becomes final —

(i)	if not appealed against, at the end of the period for bringing an appeal, or

(ii)	if appealed against, at the time when the appeal (or any further appeal) is disposed of, and

(b)	an appeal is disposed of —

(i)	if it is determined and the period for bringing any further appeal has ended, or

(ii)	if it is abandoned or otherwise ceases to have effect.

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6.	In this section “occupational pension scheme” means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c. 12) that is established under a trust.”

“256 Associated bodies corporate

For the purposes of this Part —

(a)	bodies corporate are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate, and

(b)	companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate.”

“239 Ratification of acts of directors

1.	This section applies to the ratification by a company of conduct by a director amounting to negligence, default, breach of duty or breach of trust in relation to the company.

2.	The decision of the company to ratify such conduct must be made by resolution of the members of the company.

3.	Where the resolution is proposed as a written resolution neither the director (if a member of the company) nor any member connected with him is an eligible member.

4.

Where the resolution is proposed at a meeting, it is passed only if the necessary majority is obtained disregarding votes in favour of the resolution by the director (if a member of the company) and any member connected with him.

This does not prevent the director or any such member from attending, being counted towards the quorum and taking part in the proceedings at any meeting at which the decision is considered.

5.	For the purposes of this section —

(a)	“conduct” includes acts and omissions;

(b)	“director” includes a former director;

(c)	a shadow director is treated as a director; and

(d)	in section 252 (meaning of “connected person”), subsection (3) does not apply (exclusion of person who is himself a director).

6.	Nothing in this section affects —

(a)	the validity of a decision taken by unanimous consent of the members of the company, or

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(b)	any power of the directors to agree not to sue, or to settle or release a claim made by them on behalf of the company.

7.

This section does not affect any other enactment or rule of law imposing additional requirements for valid ratification or any rule of law as to acts that are incapable of being ratified by the company.”

“1157 Power of court to grant relief in certain cases

1.	If in proceedings for negligence, default, breach of duty or breach of trust against —

(a)	an officer of a company, or

(b)	a person employed by a company as auditor (whether he is or is not an officer of the company),

it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

2.	If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust —

(a)	he may apply to the court for relief, and

(b)

the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

3.

Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.”

The UK Issuer is permitted under its articles of association and the Companies Act to purchase directors’ and officers’ liability insurance, as well as other types of insurance, for directors and former directors of the UK Issuer or an associated company.

The UK Issuer expects to enter into indemnification agreements with each of its directors and officers. These indemnification agreements may subject to the provisions of the Companies Act require the UK Issuer, among other things, to indemnify its directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of its directors or officers, or any of its subsidiaries or any other company or enterprise to which the person provides services at its request.

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**********

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling the US LLC Issuer, the US Pref Issuer, the AUS Issuer and/or the UK Issuer (each, a “F-3 Registrant”) pursuant to the foregoing provisions or in any underwriting agreement each F-3 Registrant enters into, such F-3 Registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission (the “Commission”) such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 9.	EXHIBITS

The following exhibits have been filed or incorporated by reference as part of this Registration Statement on Form F-3:

EXHIBIT NUMBER	DESCRIPTION

1.1*	Underwriting Agreement

4.1	Certificate of Formation of the US Pref Issuer (incorporated by reference from 3.1 to Brookfield Corporation’s Form F-10 filed on September 29, 2020)

4.2	Limited Liability Company Agreement of the US Pref Issuer (incorporated by reference from 3.2 to Brookfield Corporation’s Form F-10 filed on September 29, 2020)

4.3	Trust Indenture, dated as of November 24, 2020, among the UK Issuer, as the issuer, Brookfield Corporation, as guarantor, Computershare Trust Company of Canada, as Canadian trustee, and Computershare Trust Company, N.A., as U.S. trustee (the “November 2020 UK Issuer Indenture”) (incorporated by reference from Exhibit 99.1 to Brookfield Corporation’s Form 6-K filed on November 24, 2020)

4.4	Trust Indenture, dated as of July 26, 2021, among the UK Issuer, as the issuer, Brookfield Corporation, as guarantor, Computershare Trust Company of Canada, as Canadian trustee, and Computershare Trust Company, N.A., as U.S. trustee (the “July 2021 UK Issuer Indenture” and together with the November 2020 UK Issuer Indenture, the “UK Issuer Indentures”) (incorporated by reference from Exhibit 99.1 to Brookfield Corporation’s Form 6-K filed on July 26, 2021)

4.5	Trust Indenture, dated as of June 14, 2023, among the US LLC Issuer, as the issuer, Brookfield Corporation, as guarantor, Computershare Trust Company of Canada, as Canadian trustee, and Computershare Trust Company, N.A., as U.S. trustee (the “US LLC Issuer Indenture”) (incorporated by reference from Exhibit 99.1 to BN’s Form 6-K filed on June 14, 2023)

4.6	Form of Trust Indenture among the AUS Issuer, as the issuer, Brookfield Corporation, as guarantor, Computershare Trust Company of Canada, as Canadian trustee, and Computershare Trust Company, N.A., as U.S. trustee (the “AUS Issuer Indenture”) (incorporated by reference from Exhibit 7.6 to Brookfield Corporation’s Form F-10/A filed on October 6, 2020)

4.7*	Form of Note for debt securities of the US LLC Issuer, the AUS Issuer and the UK Issuer

4.8*	Form of Preferred Security Guarantee by Brookfield Corporation for the US Pref Issuer

4.9*	Form of Preferred Share Certificate for the US Pref Issuer

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EXHIBIT NUMBER	DESCRIPTION

5.2	Opinion of Torys LLP, as to the validity of the preferred shares, debt securities and guarantees being registered under New York and Delaware law and as to certain matters of Ontario law

5.3	Opinion of Herbert Smith Freehills LLP, as to certain matters of English law in respect of the UK Issuer

5.4	Opinion of King & Wood Mallesons, as to certain matters of Australian law in respect of the AUS Issuer

23.1	Consent of Deloitte LLP

23.2	Consent of Torys LLP (included in the opinion filed as Exhibit 5.2 to this Form F-3)

23.3	Consent of Herbert Smith Freehills LLP (included in the opinion filed as Exhibit 5.3 to this Form F-3)

23.4	Consent of King & Wood Mallesons (included in the opinion filed as Exhibit 5.4 to this Form F-3)

24.1	Power of Attorney (US LLC Issuer) (included in the signature pages to this Form F-3)

24.2	Power of Attorney (US Pref Issuer) (included in the signature pages to this Form F-3)

24.3	Power of Attorney (AUS Issuer) (included in the signature pages to this Form F-3)

24.4	Power of Attorney (UK Issuer) (included in the signature pages to this Form F-3)

25.1	Statement of Eligibility on Form T-1 of Computershare Trust Company, N.A. with respect to the UK Issuer Indentures

25.2	Statement of Eligibility on Form T-1 of Computershare Trust Company, N.A. with respect to the AUS Issuer Indenture

25.3	Statement of Eligibility on Form T-1 of Computershare Trust Company, N.A. with respect to the US LLC Issuer Indenture

107	Filing Fee Table

*	To be filed by 6-K in connection with an offering hereunder.

ITEM 10.	UNDERTAKINGS

(a)	Each undersigned F-3 Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total

F-3, II-9

dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by or on behalf of each F-3 Registrant pursuant to Section 13 or Section 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by each F-3 Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date; and

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(5)

That, for the purpose of determining liability of each F-3 Registrant under the Securities Act to any purchaser in the initial distribution of the securities: each undersigned F-3 Registrant undertakes that in a primary offering of securities of each undersigned F-3 Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each undersigned F-3 Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of each undersigned F-3 Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of each undersigned F-3 Registrant or used or referred to by each undersigned F-3 Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about each undersigned F-3 Registrant or its securities provided by or on behalf of each undersigned F-3 Registrant; and

(iv)	Any other communication that is an offer in the offering made by each undersigned F-3 Registrant to the purchaser.

(b)

Each undersigned F-3 Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of an annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) by or on behalf of each F-3 Registrant that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each F-3 Registrant pursuant to the foregoing provisions, or otherwise, such Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each F-3 Registrant of expenses incurred or paid by a director, officer or controlling person of each F-3 Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each F-3 Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

F-3, II-11

FORM F-3

SIGNATURES OF BROOKFIELD CAPITAL FINANCE LLC

Pursuant to the requirements of the Securities Act of 1933, Brookfield Capital Finance LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 21, 2024.

BROOKFIELD CAPITAL FINANCE LLC

By:	/s/ Patrick Taylor
Name: Patrick Taylor Title: Vice President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Patrick Taylor, Kunal Dusad, Aleks Novakovic and Michelle Campbell, his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including amendments to be declared effective in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the following capacities on May 21, 2024.

Signature	Title

/s/ Patrick Taylor Patrick Taylor	Vice President and Manager (Principal Executive Officer)

/s/ Kunal Dusad Kunal Dusad	Vice President and Manager (Principal Financial and Accounting Officer)

/s/ Aleks Novakovic Aleks Novakovic	Manager

/s/ Michelle Campbell Michelle Campbell	Manager

F-3, II-12

FORM F-3

SIGNATURES OF BROOKFIELD FINANCE (AUSTRALIA) PTY LTD

Pursuant to the requirements of the Securities Act of 1933, Brookfield Finance (Australia) Pty Ltd certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sydney, Australia on May 21, 2024.

BROOKFIELD FINANCE (AUSTRALIA) PTY LTD

By:	/s/ Jonathon Sellar
Name: Jonathon Sellar Title: Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Jonathon Sellar, Matthew Turner and Michael Ryan, his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including amendments to be declared effective in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the following capacities on May 21, 2024.

Signature	Title

/s/ Jonathon Sellar Jonathon Sellar	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Matthew Turner Matthew Turner	Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/s/ Michael Ryan Michael Ryan	Director

F-3, II-13

AUTHORIZED U.S. REPRESENTATIVE

OF

BROOKFIELD FINANCE (AUSTRALIA) PTY LTD

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Brookfield Finance (Australia) Pty Ltd in the United States, on May 21, 2024.

BROOKFIELD ASSET MANAGEMENT LLC

By:	/s/ Kathy Sarpash
Name: Kathy Sarpash Title: Secretary

F-3, II-14

FORM F-3

SIGNATURES OF BROOKFIELD FINANCE I (UK) PLC

Pursuant to the requirements of the Securities Act of 1933, Brookfield Finance (UK) plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom, on May 21, 2024.

BROOKFIELD FINANCE I (UK) PLC

By:	/s/ Connor Teskey
Name: Connor Teskey Title: Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Connor Teskey, Danelle Campbell and Philippa Elder, his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including amendments to be declared effective in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the following capacities on May 21, 2024.

Signature	Title

/s/ Connor Teskey Connor Teskey	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Danelle Campbell Danelle Campbell	Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/s/ Philippa Elder Philippa Elder	Secretary and Director

F-3, II-15

AUTHORIZED U.S. REPRESENTATIVE

OF

BROOKFIELD FINANCE I (UK) PLC

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Brookfield Finance I (UK) plc in the United States, on May 21, 2024.

BROOKFIELD ASSET MANAGEMENT LLC

By:	/s/ Kathy Sarpash
Name: Kathy Sarpash Title: Secretary

F-3, II-16

FORM F-3

SIGNATURES OF BROOKFIELD FINANCE II LLC

Pursuant to the requirements of the Securities Act of 1933, Brookfield Finance II LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 21, 2024.

BROOKFIELD FINANCE II LLC

By:	/s/ Patrick Taylor
Name: Patrick Taylor Title: Vice President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Patrick Taylor, Kunal Dusad, Aleks Novakovic and Michelle Campbell his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including amendments to be declared effective in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the following capacities on May 21, 2024.

Signature	Title

/s/ Patrick Taylor Patrick Taylor	Vice President and Manager (Principal Executive Officer)

/s/ Kunal Dusad Kunal Dusad	Vice President and Manager (Principal Financial and Accounting Officer)

/s/ Aleks Novakovic Aleks Novakovic	Manager

/s/ Michelle Campbell Michelle Campbell	Manager

F-3, II-17